Exhibit 10.14

EXECUTION COPY

Dated 12 February 2010

BARCLAYS BANK PLC

as Revolving Agent

- and -

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Original Senior Secured Trustee

- and -

The Revolving Lenders

- and -

CERTAIN COMPANIES

as Original Debtors

- and -

BARCLAYS BANK PLC

acting as Security Trustee

- and -

others

INTERCREDITOR AGREEMENT

THIS AGREEMENT is dated 12 February 2010 and made between:

(1)	BARCLAYS BANK PLC as Revolving Agent;

(2)	THE FINANCIAL INSTITUTIONS named in Schedule 1 (The Revolving Lenders) as Revolving Lenders;

(3)	THE BANK OF NEW YORK MELLON, LONDON BRANCH as Original Senior Secured Trustee;

(4)	INTERXION HOLDING N.V., a public company with limited liability (naamloze vennootschap met beperkte aansprakelijkheid), incorporated under Dutch law, having its seat (statutaire zetel) in Amsterdam, The Netherlands and its office address at Tupolevlaan 24, 1119 NX Schiphol-Rijk, The Netherlands, Chamber of Commerce registration number 33301892 (the “Company”);

(5)	THE COMPANIES named in Part 1 of Schedule 2 (The Intra-Group Lenders) as Intra-Group Lenders;

(6)	THE SUBSIDIARIES of the Company named in Part 2 of Schedule 2 (The Debtors) as Debtors (together with the Company, the “Original Debtors”);

(7)	BARCLAYS BANK PLC as hedge counterparty (the “Original Hedge Counterparty”); and

(8)	BARCLAYS BANK PLC as security trustee for the Secured Parties (the “Security Trustee”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“1992 ISDA Master Agreement” means the Master Agreement (Multicurrency - Cross Border) as published by the International Swaps and Derivatives Association, Inc.

“2002 ISDA Master Agreement” means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

“Acceleration Event” means a Revolving Acceleration Event or a Senior Secured Acceleration Event (as the context requires).

“Additional Senior Secured Creditors” means any Additional Senior Secured Trustee and any creditor in respect of Additional Senior Secured Liabilities arising pursuant to or in connection with any Additional Senior Secured Debt Instrument.

“Additional Senior Secured Debt Instrument” means any credit agreement, loan, indenture, trust deed or other instrument constituting or evidencing any Additional Senior Secured Liabilities.

“Additional Senior Secured Liabilities” means the Liabilities that the members of the Group and any other grantor of Transaction Security are permitted to incur in respect of any Senior Secured Notes (other than the Original Senior Secured Notes) pursuant to and in addition to the Senior Secured Liabilities arising in respect of the Original Senior Secured Notes and which may share the same priority and payment ranking as the Senior Secured Liabilities arising in respect of the Original Senior Secured Notes in accordance with the Debt Documents.

“Additional Senior Secured Trustee” means any agent or trustee acting on behalf of any creditor in respect of any Additional Senior Secured Liabilities arising pursuant to or in connection with any Additional Senior Secured Debt Instrument.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Allocated Amount” has the meaning given to that term in Clause 4.14 (Allocation of Priority Hedging Liabilities).

“Ancillary Document” has the meaning given to the term “Ancillary Document” in the Original Revolving Facility Agreement.

“Ancillary Facility” has the meaning given to the term “Ancillary Facility” in the Original Revolving Facility Agreement.

“Ancillary Lender” means each Revolving Lender (or Affiliate of a Revolving Lender) which makes an Ancillary Facility available pursuant to the terms of any Revolving Facility Agreement.

“Available Commitment” has the meaning given to the term “Available Commitment” in the Original Revolving Facility Agreement.

“Belgian Debtor” means any Debtor incorporated and existing under Belgian law.

“Borrowing Liabilities” means, in relation to a member of the Group, the liabilities (not being Guarantee Liabilities) it may have as a borrower to a Creditor, Subordinated Creditor or Debtor in respect of Financial Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities as a Borrower under and as defined in the Revolving Facility Documents and liabilities as an Issuer under and as defined in the Senior Secured Documents).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Amsterdam and:

(a)	(in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)	(in relation to any date for payment or purchase of Euro) any TARGET Day.

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Close Out Netting” means:

(a)	in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set off (as defined in the 1992 ISDA Master Agreement);

(b)	in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement before the application of any subsequent Set off (as defined in the 2002 ISDA Master Agreement); and

(c)	in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to either provision referenced in paragraph (a) and paragraph (b) above.

“Common Assurance” means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible, given to all the Secured Parties in respect of their Liabilities.

“Common Currency” means Euro.

“Common Currency Amount” means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Trustee’s Spot Rate of Exchange on the Business Day prior to the relevant calculation.

“Common Transaction Security” means any Transaction Security which, to the extent legally possible:

(a)	is created in favour of the Security Trustee as trustee for the other Secured Parties in respect of their Liabilities; or

(b)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Trustee as trustee for the Secured Parties is created in favour of:

(i)	all the Secured Parties in respect of their Liabilities; or

(ii)	the Security Trustee under a parallel debt structure for the benefit of all the Secured Parties,

and which ranks in the order of priority contemplated in Clause 2.2 (Transaction Security).

“Consent” means any consent, approval, release or waiver or agreement to any amendment.

“Creditor/Representative Accession Undertaking” means:

(a)	an undertaking substantially in the form set out in Schedule 4 (Form of Creditor/Representative Accession Undertaking);

(b)	a Transfer Certificate or an Assignment Agreement (each as defined in the Revolving Facility Agreement); or

(c)	an Increase Confirmation (as defined in the Revolving Facility Agreement),

as the context may require, or

(d)	in the case of an acceding Debtor which is expressed to accede as an Intra-Group Lender in the relevant Debtor Accession Deed, that Debtor Accession Deed.

“Creditors” means the Revolving Creditors, the Senior Secured Creditors, the Hedge Counterparties and the Intra-Group Lenders.

“Debt Document” means each of this Agreement, the Hedging Agreements, the Revolving Facility Documents, the Senior Secured Documents, the Security Documents, any agreement evidencing the terms of the Intra-Group Liabilities or the Subordinated Liabilities and any other document designated as such by the Security Trustee and the Company.

“Debtor” means each Original Debtor and any person which becomes a Party as a Debtor in accordance with the terms of Clause 18 (Changes to the Parties).

“Debtor Accession Deed” means:

(a)	a deed substantially in the form set out in Schedule 3 (Form of Debtor Accession Deed);

(b)	(only in the case of a member of the Group which is acceding as a borrower or guarantor under any Revolving Facility Agreement) an Accession Letter (as defined in the Revolving Facility Agreement); or

(c)	(only in the case of a member of the Group which is acceding as a guarantor under a Senior Secured Indenture) a supplemental indenture in respect of the relevant Senior Secured Indenture.

“Debtor Liabilities” means, in relation to a member of the Group, any liabilities owed to any Debtor (whether actual or contingent and whether incurred solely or jointly) by that member of the Group.

“Debtor Resignation Request” means a notice substantially in the form set out in Schedule 5 (Form of Debtor Resignation Request).

“Defaulting Lender” means a Revolving Lender which is a Defaulting Lender under, and as defined in, a Revolving Facility Agreement.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

“Designated Gross Amount” means, in relation to a Multi Account Overdraft Facility, that Multi Account Overdraft Facility’s maximum gross amount.

“Designated Net Amount” means, in relation to a Multi Account Overdraft Facility, that Multi Account Overdraft Facility’s maximum net amount.

“Distress Event” means any of:

(a)	an Acceleration Event; or

(b)	the enforcement of any Transaction Security.

“Distressed Disposal” means a disposal of an asset of a member of the Group which is:

(a)	being effected at the request of an Instructing Group in circumstances where the Transaction Security has become enforceable;

(b)	being effected by enforcement of the Transaction Security; or

(c)	being effected, after the occurrence of a Distress Event, by a Debtor to a person or persons which is not a member of the Group.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Debtor” means any Debtor incorporated in The Netherlands.

“Enforcement Action” means:

(a)	in relation to any Liabilities:

(i)	the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Revolving Lender to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Debt Documents);

(ii)	the making of any declaration that any Liabilities are payable on demand;

(iii)	the making of a demand in relation to a Liability that is payable on demand;

(iv)	the making of any demand against any Debtor in relation to any Guarantee Liabilities of that Debtor which are due and payable but unpaid or any demand against any grantor of Transaction Security in relation to any guarantee, indemnity or other assurance against loss in respect of any Liabilities which are due and payable but unpaid;

(v)	the exercise of any right to require any member of the Group or any grantor of Transaction Security to acquire any Liability (including exercising any put or call option against any member of the Group or any grantor of Transaction Security for the redemption or purchase of any Liability);

(vi)	the exercise of any right of set off, account combination or payment netting against any Debtor or any grantor of Transaction Security in respect of any Liabilities which are due and payable but unpaid other than the exercise of any such right:

(A)	as Close Out Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(B)	as Payment Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(C)	as Inter-Hedging Agreement Netting by a Hedge Counterparty;

(D)	as Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; and

(E)	which is otherwise expressly permitted under any Revolving Facility Agreement or any Senior Secured Indenture to the extent that the exercise of that right gives effect to a Permitted Payment; and

(vii)	the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group or any grantor of Transaction Security to recover any Liabilities;

(b)	the premature termination or close-out of any hedging transaction under any Hedging Agreement;

(c)	the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(d)	the entering into of any composition, compromise, assignment or arrangement with any member of the Group or any grantor of Transaction Security which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 18 (Changes to the Parties)); or

(e)	the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, receiver and manager, examiner, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Debtor or any grantor of Transaction Security which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or (as the case may be) any of such Debtor’s or any grantor of Transaction Security’s assets or any suspension of payments or moratorium of any indebtedness of any such Debtor or any grantor of Transaction Security, or any analogous procedure or step in any jurisdiction, except that the following shall not constitute Enforcement Action:

(i)	to the extent entitled by law, the taking of any actions against any Creditor (or any agent, trustee or receiver acting on behalf of such Creditor) to challenge the basis on which any sale or disposal is to take place pursuant to the powers granted to such persons under any security documentation;

(ii)	the taking of any action falling within paragraphs (a)(vii) above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods;

(iii)	an Ancillary Lender, Hedge Counterparty or Issuing Bank bringing legal proceedings against any person solely for the purpose of:

(A)	obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party;

(B)	obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C)	requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages;

(iv)	the taking of any action necessary to create, register or perfect any Transaction Security by any method of perfection (except possession or control or notifying any debtors to direct payments in respect of receivables that are subject to Transaction Security to a creditor (or on its behalf) or directly collecting accounts receivables that are subject to Transaction Security or other payment rights of any member of the Group that are subject to Transaction Security) or the taking of any action necessary to prove, preserve or protect (but not enforce) any Transaction Security; or

(v)	bringing legal proceedings against any person in connection with any securities violation or common fraud.

“Euro” or “EUR” means the single currency of Participating Member States of the European Union.

“Event of Default” means any event or circumstance specified as such in any Revolving Facility Agreement or a Senior Secured Indenture.

“Final Discharge Date” means the later to occur of the Senior Discharge Date and the Non Priority Hedging Discharge Date.

“Financial Indebtedness” has the meaning given to the term “Financial Indebtedness” in the Original Revolving Facility Agreement.

“French Debtor” means any Debtor incorporated under the laws of France.

“French Security Document” means any Security Document governed by French law.

“French Security Interest” means any Security governed by French law.

“German Security Document” means any Security Document governed by German law.

“German Security Interest” means any Security governed by German law.

“Group” has the meaning given to the term “Group” in the Original Revolving Facility Agreement.

“Guarantee Liabilities” means, in relation to a member of the Group, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor, Subordinated Creditor or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Revolving Facility Documents or the Senior Secured Documents).

“Hedge Counterparty” means:

(a)	the Original Hedge Counterparty; and

(b)	any other Revolving Lender or any Affiliate of a Revolving Lender which becomes Party as a Hedge Counterparty pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

“Hedge Counterparty Obligations” means the obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements.

“Hedging Agreement” means any master agreement in the form of the 1992 ISDA Master Agreement or 2002 ISDA Master Agreement together with schedule and confirmation or any schedule, confirmation or other agreement incorporating the terms of the 1992 ISDA Master Agreement or the 2002 ISDA Master Agreement and otherwise in accordance with this Agreement entered into or to be entered into by any Debtor and a Hedge Counterparty for the purpose of hedging the exposures of such Debtor permitted by Clause 23.27 (Treasury Transactions) of the Original Revolving Facility Agreement.

“Hedging Ancillary Document” means an Ancillary Document which relates to or evidences the terms of a Hedging Ancillary Facility.

“Hedging Ancillary Facility” means an Ancillary Facility which is made available by way of a hedging facility.

“Hedging Ancillary Lender” means an Ancillary Lender to the extent that that Ancillary Lender makes available a Hedging Ancillary Facility.

“Hedging Liabilities” means the Liabilities owed by any Debtor or any other grantor of Transaction Security to the Hedge Counterparties or any of them under or in connection with the Hedging Agreements.

“Holding Company” has the meaning given to the term “Holding Company” in the Original Revolving Facility Agreement.

“Independent Financial Advisor” means an investment banking firm, bank, accounting firm or third party appraiser, in any such case, of international standing, provided that such firm is not an Affiliate of the Company.

“Insolvency Event” means, in relation to any Debtor or any grantor of Transaction Security:

(a)	any resolution is passed or order made for the winding up, dissolution, receivership or examinership, administration or reorganisation of that Debtor or that grantor of Transaction Security, a moratorium is declared in relation to any indebtedness of that Debtor or that grantor of Transaction Security or an administrator is appointed to that Debtor or that grantor of Transaction Security;

(b)	any composition, compromise, assignment or arrangement is made with any of its creditors;

(c)	the appointment of any liquidator, examiner receiver, receiver and manager, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Debtor or that grantor of Transaction Security or any of its assets;

(d)	a petition for insolvency proceedings is filed in respect of that Debtor or that grantor of Transaction Security (other than a frivolous or vexatious petition or any petition which is stayed or discharged within 21 days of that Debtor or that grantor of Transaction Security becoming aware of the same); or

(e)	any analogous procedure or step is taken in any jurisdiction,

provided that an Insolvency Event will not occur in the case of a solvent liquidation or reorganisation of a Debtor or a grantor of Transaction Security that is permitted under the Revolving Facility Documents and an Insolvency Event will not occur in the case of a solvent liquidation, reorganisation, arrangement, adjustment, proposal or composition of a Debtor or a grantor of Transaction Security that would not result in an Event of Default under the Senior Secured Documents.

“Instructing Group” means at any time:

(a)	prior to the Senior Discharge Date, the Majority Senior Creditors; or

(b)	on or after the Senior Discharge Date but prior to the Final Discharge Date, the Majority Non Priority Creditors.

“Intercreditor Amendment” means any amendment or waiver which is subject to Clause 24 (Consents, Amendments and Override).

“Inter-Hedging Agreement Netting” means the exercise of any right of set off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Debtor under another Hedging Agreement.

“Inter-Hedging Ancillary Document Netting” means the exercise of any right of set off, account combination, close-out netting or payment netting (whether arising out of a cross agreement netting agreement or otherwise) by a Hedging Ancillary Lender against liabilities owed to a Debtor by that Hedging Ancillary Lender under a Hedging Ancillary Document in respect of Revolving Creditor Liabilities owed to that Hedging Ancillary Lender by that Debtor under another Hedging Ancillary Document.

“Intra-Group Lenders” means (i) each Debtor and (ii) each member of the Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with a Debtor and which is named in Part 1 of Schedule 2 (The Intra-Group Lenders) as an Intra-Group Lender or which becomes a party as an Intra-Group Lender in accordance with the terms of Clause 18 (Changes to the Parties).

“Intra-Group Liabilities” means the Liabilities owed by any Debtor to any of the Intra-Group Lenders.

“ISDA Master Agreement” means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Issuing Bank” means each lender that has agreed to be an issuing bank in respect of Letters of Credit under a Revolving Facility Agreement.

“Letter of Credit” means a letter of credit or other guarantee, indemnity or instrument provided by an Issuing Bank under a Revolving Facility Agreement.

“Liabilities” means all present and future liabilities and obligations at any time of any Debtor or any grantor of Transaction Security to any Creditor or to any Subordinated Creditor under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c)	any claim for damages or restitution; and

(d)	any claim as a result of any recovery by any Debtor or any grantor of Transaction Security of a Payment on the grounds of preference or otherwise,

and any amounts which would be included in any of the above but for any discharge, non provability, unenforceability or non allowance of those amounts in any insolvency or other proceedings.

“Liabilities Acquisition” means, in relation to a person and to any Liabilities, a transaction where that person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights and benefits in respect of those Liabilities.

“LMA Facility Agreement” means the form of “senior multicurrency term and revolving facilities agreement” published by the Loan Market Association.

“Majority Non Priority Creditors” means, at any time, those Non Priority Hedge Counterparties whose Non Priority Credit Participations at any time aggregate more than 50.1 per cent, of the total Non Priority Credit Participations at that time.

“Majority Revolving Lenders” has the meaning given to the term “Majority Lenders” in the Original Revolving Facility Agreement after the application of clause 9.6(d) (Replacement of a Lender) of the Original Revolving Facility Agreement.

“Majority Senior Creditors” means:

(a)	while the aggregate principal amount outstanding under the Revolving Facility Documents is equal to or greater than EUR 20,000,000, the Majority Super Senior Creditors; and

(b)	at all other times, those Senior Creditors whose Senior Credit Participations at that time aggregate more than 50.1 per cent. of the total Senior Credit Participations at that time.

“Majority Senior Secured Creditors” means, at any time, those Senior Secured Creditors whose Senior Secured Credit Participations at that time aggregate more than 50.1 per cent. of the total Senior Secured Credit Participations.

“Majority Super Senior Creditors” means, at any time, those Super Senior Creditors whose Super Senior Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Super Senior Credit Participations at that time.

“Maximum Priority Hedged Amount” means an amount equal to EUR 50,000,000 (or its equivalent in any other currency).

“Multi Account Overdraft Facility” means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Non Priority Credit Participations” means, in relation to a Non Priority Hedge Counterparty, the aggregate of:

(a)	in respect of any hedging transaction of that Non Priority Hedge Counterparty under any Hedging Agreement in respect of Non Priority Hedging Liabilities that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any such Hedging Agreement in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by the relevant Non Priority Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(b)	after the Senior Discharge Date or after an Acceleration Event only, in respect of any hedging transaction of that Non Priority Hedge Counterparty under any Hedging Agreement in respect of Non Priority Hedging Liabilities that has, as of the date the calculation is made, not been terminated or closed out:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Non Priority Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

“Non Priority Hedge Counterparties” means the Hedge Counterparties to the extent they are owed Non Priority Hedging Liabilities.

“Non Priority Hedging Discharge Date” means the first date on which all Non Priority Hedging Liabilities have been fully and finally discharged to the satisfaction of each Hedge Counterparty, whether or not as the result of an enforcement, and the Hedge Counterparties are under no further obligation to assume any Hedge Counterparty Obligations to any of the Debtors under the Debt Documents.

“Non Priority Hedging Liabilities” means the Hedging Liabilities to the extent they are not Priority Hedging Liabilities.

“Original Revolving Facility Agreement” means the EUR 60,000,000 facilities agreement dated 1 February 2010 (as amended from time to time) between amongst others the Company and Barclays Bank PLC as agent.

“Original Senior Secured Notes” means the EUR 200,000,000 9.50% senior notes due 2017 of the Company to be issued on 12 February 2010, as amended from time to time.

“Other Liabilities” means, in relation to a member of the Group, any trading and other liabilities (not being Borrowing Liabilities or Guarantee Liabilities) it may have to the Subordinated Creditor, Intra-Group Lender or Debtor.

“Party” means a party to this Agreement.

“Payment” means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

“Payment Netting” means:

(c)	in respect of a Hedging Agreement or a Hedging Ancillary Document based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(d)	in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement or a Hedging Ancillary Document which has a similar effect to the provision referenced in paragraph (a) above.

“Permitted Gross Amount” means, in relation to a Multi Account Overdraft Facility, any amount, not exceeding the Designated Gross Amount, which is the aggregate gross debit balance of overdrafts comprised in that Multi Account Overdraft Facility.

“Permitted Hedge Close Out” means, in relation to a hedging transaction under a Hedging Agreement, a termination or close out of that hedging transaction which is permitted pursuant to Clause 4.9 (Permitted Enforcement: Hedge Counterparties).

“Permitted Hedge Payments” means the Payments permitted by Clause 4.3 (Permitted Payments: Hedging Liabilities).

“Permitted Intra-Group Payments” means the Payments permitted by Clause 6.2 (Permitted Payments: Intra-Group Liabilities).

“Permitted Payment” means a Permitted Revolving Lender Payment, a Permitted Hedge Payment, a Permitted Senior Secured Payment, a Permitted Intra-Group Payment or a Permitted Subordinated Creditor Payment.

“Permitted Revolving Lender Payments” means the Payments permitted by Clause 3.1 (Permitted Payment: Revolving Creditor Liabilities).

“Permitted Senior Secured Payments” means the Payments permitted by Clause 5.1 (Permitted Payments: Senior Secured Liabilities).

“Permitted Subordinated Creditor Payments” means the Payments permitted by Clause 7.2 (Permitted Payments: Subordinated Liabilities).

“Primary Creditors” means the Super Senior Creditors, the Senior Secured Creditors and the Non Priority Hedge Counterparties.

“Priority Hedging Liabilities” means all the Hedging Liabilities to the extent they do not exceed the Maximum Priority Hedged Amount and otherwise determined in accordance with Clause 4.14 (Allocation of Priority Hedging Liabilities).

“RCF Cash Cover” means a Borrower paying an amount in the currency of a Letter of Credit or Ancillary Facility to an interest-bearing account in the name of that Borrower and the following conditions being met:

(a)	the account is with the Security Trustee or the Relevant Issuing Bank or Relevant Ancillary Lender;

(b)	until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay that Relevant Issuing Bank or Relevant Ancillary Lender amounts due and payable to it under the relevant Revolving Facility Agreement in respect of that Letter of Credit or Ancillary Facility; and

(c)	that Borrower has executed a security document over that account, in form and substance satisfactory to the Security Trustee or Relevant Issuing Bank or Relevant Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Recoveries” has the meaning given to that term in Clause 14.1 (Order of Application).

“Relevant Ancillary Lender” means, in respect of any RCF Cash Cover, the Ancillary Lender (if any) for which that RCF Cash Cover is provided.

“Relevant Issuing Bank” means, in respect of any RCF Cash Cover, the Issuing Bank (if any) for which that RCF Cash Cover is provided.

“Relevant Liabilities” means:

(a)	in the case of a Creditor or Subordinated Creditor:

(i)	the Liabilities owed to Creditors and Subordinated Creditors ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor or Subordinated Creditor (as the case may be) together with all Representative Liabilities owed to the Representative of those Creditors; and

(ii)	all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Trustee; and

(b)	in the case of a Debtor or any other grantor of Transaction Security, the Liabilities owed to the Creditors and Subordinated Creditors together with the Representative Liabilities owed to the Representative of those Creditors and all present and future liabilities and obligations, actual and contingent, of the Debtors to the Security Trustee.

“Representative” means each Revolving Agent and each Senior Secured Trustee.

“Representative Liabilities” means (as applicable) the Revolving Agent Liabilities and the Senior Secured Trustee Liabilities.

“Retiring Security Trustee” has the meaning given to that term in Clause 17 (Change of Security Trustee and Delegation).

“Revolving Acceleration Event” means the giving of any notice under Clause 24.18 (Acceleration) of the Original Revolving Facility Agreement.

“Revolving Agent” means the “Agent” under and as defined in the Revolving Facility Agreement and any agent acting on behalf of the Revolving Lenders only pursuant to a Revolving Facility Document.

“Revolving Agent Liabilities” means the fees, costs and expenses owed by the Debtors to each Revolving Agent under or in connection with the Revolving Facility Documents (including any amount payable by way of indemnity or to reimburse any such agent for costs and expenses incurred).

“Revolving Commitment” has the meaning given to the term “Commitment” in the Original Revolving Facility Agreement and any commitment of any Revolving Lender to make available loans and credit to members of the Group under a Revolving Facility Document.

“Revolving Creditor Liabilities” means the Liabilities owed by the Debtors and any other grantor of Transaction Security to the Revolving Facility Finance Parties or any of them under or in connection with the Revolving Facility Documents and any refinancings thereof as described in paragraph (a) of Clause 8.3 (Refinancing of the Revolving Creditor Liabilities).

“Revolving Facility” means the super senior multicurrency revolving facility provided by the Revolving Lenders under the Original Revolving Facility Agreement and any revolving facilities or letter of credit made available under any Revolving Facility Agreement.

“Revolving Facility Agreement” means the Original Revolving Facility Agreement and any other loan agreement pursuant to which Revolving Lenders make loans and other forms of credit available to members of the Group having the same priority and payment ranking as the Revolving Facility made available under the Original Revolving Facility Agreement.

“Revolving Facility Cash Collateral” means any cash collateral provided by a Revolving Lender to an Issuing Bank under a Revolving Facility Agreement on terms substantially the same as those set out in the LMA Facility Agreement.

“Revolving Facility Default” means an event of default as defined in any Revolving Facility Agreement.

“Revolving Facility Discharge Date” means the first date on which all the Revolving Creditor Liabilities have been fully and finally discharged to the satisfaction of each Revolving Agent whether or not as a result of an enforcement, and the Revolving Lenders are under no further obligation to provide financial accommodation to any Debtors under the Revolving Facility Documents.

“Revolving Facility Documents” has the meaning given to the term “Finance Documents” in the Original Revolving Facility Agreement and each document relating to indebtedness permitted by the Debt Documents with the same priority and payment ranking as the Revolving Facility.

“Revolving Facility Finance Parties” has the meaning given to the term “Finance Parties” in the Original Revolving Facility Agreement and any other creditors of the Debtors from time to time under the Revolving Facility Documents.

“Revolving Guarantor” has the meaning given to the term “Guarantor” in the Original Revolving Facility Agreement and any other guarantor from time to time of Revolving Creditor Liabilities under the Revolving Facility Documents.

“Revolving Lenders” means each Lender (as defined in the Original Revolving Facility Agreement), Issuing Bank and Ancillary Lender and any other lenders from time to time under the Revolving Facility Documents.

“Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by each Debtor and by each other grantor of Transaction Security to any Secured Party under the Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Trustee, any Receiver or Delegate and the Primary Creditors from time to time but, in the case of each Representative or Revolving Lender, only if it is a party to this Agreement or (in the case of a Representative or a Revolving Lender) has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means:

(a)	each of the Transaction Security Documents;

(b)	any other document entered into at any time by any of the Debtors or any other grantor of Transaction Security creating any guarantee, indemnity, Security or other assurance against financial loss in favour of any of the Secured Parties as security for any of the Secured Obligations; and

(c)	any Security granted under any covenant for further assurance in any of the documents set out in paragraphs (a) and (b) above.

“Security Property” means:

(a)	the Transaction Security expressed to be granted in favour of the Security Trustee as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)	all obligations expressed to be undertaken by a Debtor or any other grantor of Transaction Security to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Debtor or any other grantor of Transaction Security in favour of the Security Trustee as trustee for the Secured Parties;

(c)	the Security Trustee’s interest in any trust fund created pursuant to Clause 10 (Turnover of Receipts); and

(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Debt Documents to hold as trustee on trust for the Secured Parties.

“Security Trustee’s Spot Rate of Exchange” means, in respect of the conversion of one currency (the “First Currency”) into another currency (the “Second Currency”) the Security Trustee’s spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11:00 a.m. (London time) on a particular day, which shall be notified by the Security Trustee in accordance with paragraph (d) of Clause 16.12 (Security Trustee’s obligations).

“Senior Credit Participation” means, in relation to a Senior Creditor, the aggregate of:

(a)	its aggregate Revolving Commitments, if any; and

(b)	in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that constitutes a Priority Hedging Liability and that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any such Hedging Agreement in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement);

(c)	after the later of the Revolving Facility Discharge Date and the Senior Secured Discharge Date or after an Acceleration Event only, in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that constitutes a Priority Hedging Liability and has, as of the date the calculation is made, not been terminated or closed out:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement; and

(d)	the aggregate principal amount of the Senior Secured Liabilities owed to that Senior Creditor.

“Senior Creditors” means the Super Senior Creditors and the Senior Secured Creditors.

“Senior Discharge Date” means the first date on which all Senior Liabilities have been fully and finally discharged to the satisfaction of each Revolving Agent (in the case of the Revolving Creditor Liabilities), each Hedge Counterparty (in the case of its Priority Hedging Liabilities) and each Senior Secured Trustee (in the case of the Senior Secured Liabilities), whether or not as the result of an enforcement, and no Hedge Counterparty (in respect of its Priority Hedging Liabilities only) is under any further obligation to assume any Hedge Counterparty Obligations to any Debtor under the Debt Documents and, as applicable, no Senior Creditor is under any further obligations to any Debtors under the Debt Documents.

“Senior Liabilities” means the Super Senior Liabilities and the Senior Secured Liabilities.

“Senior Secured Acceleration Event” means an acceleration event under section 6.02 (Acceleration) of the Senior Secured Indenture in respect of the Original Senior Secured Notes.

“Senior Secured Credit Participations” means, in relation to a Senior Secured Creditor, the aggregate principal amount of the Senior Secured Liabilities owed to that Senior Secured Creditor.

“Senior Secured Creditors” means the Senior Secured Noteholders, each Additional Senior Secured Creditor and each Senior Secured Trustee.

“Senior Secured Default” means an event of default under and as defined in any Senior Secured Indenture.

“Senior Secured Discharge Date” means the first date on which all the Senior Secured Liabilities have been fully and finally discharged to the satisfaction of each Senior Secured Trustee whether or not as a result of an enforcement, and the Senior Secured Creditors are under no further obligations to any Debtors under the Senior Secured Documents.

“Senior Secured Documents” means each Senior Secured Indenture, the Senior Secured Notes, the Senior Secured Security, the Senior Secured Note Guarantees and this Agreement.

“Senior Secured Indenture” means any indenture pursuant to which the Senior Secured Notes are issued (or any guarantees therefore are given) and includes any Additional Senior Secured Debt Instrument.

“Senior Secured Liabilities” means the Liabilities owed by the Debtors or any other grantor of Transaction Security to the Senior Secured Creditors or any of them under or in connection with the Senior Secured Documents.

“Senior Secured Note Guarantees” means the guarantees granted in accordance with Clause 5.2 (Security: Senior Secured Creditors) in favour of the Senior Secured Creditors.

“Senior Secured Noteholders” means the holders, from time to time, of the Senior Secured Notes.

“Senior Secured Notes” means the Original Senior Secured Notes and any other notes issued by the Company pursuant to an Additional Senior Secured Debt Instrument (a) which are additional notes issued in compliance with Clause 8 (New Money and Refinancing) or (b) the proceeds of which are used to refinance, in whole or in part, any prior issue of Senior Secured Notes.

“Senior Secured Parameters” means the terms and conditions applicable to the Senior Secured Notes set out in Schedule 6 (Senior Secured Parameters).

“Senior Secured Security” means the Transaction Security granted in accordance with Clause 5.2 (Security: Senior Secured Creditors) in favour of the Security Trustee for the benefit of the Senior Secured Creditors.

“Senior Secured Trustee Liabilities” means fees and expenses owed by, and amounts owed by and/or payable by the Debtors to each Senior Secured Trustee under the Senior Secured Documents including:

(a)	any amounts payable to a Senior Secured Trustee personally by way of indemnity and/or remuneration pursuant to a Senior Secured Indenture (including guarantees of such amounts contained therein) or any other document entered into in connection with the issuance of Senior Secured Notes;

(b)	compensation for and the fees and expenses of the collection by any Senior Secured Trustee of any amount payable to such Senior Secured Trustee for the benefit of the Senior Secured Noteholders;

(c)	the costs of any actual or attempted Enforcement Action and any action permitted under paragraph (i) of the exception to the definition of Enforcement Action (in each case, including the fees and expenses of the Senior Secured Trustee’s agents and counsel); and

(d)	amounts to be payable to any paying agent, registrar or any agent, custodian or other person appointed in accordance with the Senior Secured Documents by any Senior Secured Trustee in relation to the Senior Secured Notes and any VAT payable on such amount, provided that, for the avoidance of doubt, Senior Secured Trustee Liabilities shall not include (i) any amount of principal or interest payable in respect of any Senior Secured Document or (ii) costs of bringing any claims, suit or proceeding against any Primary Creditor.

“Senior Secured Trustees” means the Original Senior Secured Trustee and each Additional Senior Secured Trustee.

“Spanish Debtor” has the meaning given to that term in Clause 15.14 (Spanish Guarantee Limitation).

“Subordinated Creditor” means any Restricted Person as defined in the Original Revolving Facility Agreement.

“Subordinated Liabilities” means the Liabilities owed to any Subordinated Creditor by the Company.

“Subsidiary” has the meaning given to the term “Subsidiary” in the Original Revolving Facility Agreement.

“Super Senior Credit Participation” means, in relation to a Super Senior Creditor, the aggregate of:

(a)	its aggregate Revolving Commitments, if any; and

(b)	in respect of any hedging transaction of that Super Senior Creditor under any Hedging Agreement that constitutes a Priority Hedging Liability and that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any such Hedging Agreement in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by the relevant Super Senior Creditor and as calculated in accordance with the relevant Hedging Agreement) to the extent that it is a Priority Hedging Liability; and

(c)	after the later of the Revolving Facility Discharge Date and the Senior Secured Discharge Date only or after an Acceleration Event, in respect of any hedging transaction of that Super Senior Creditor under any Hedging Agreement that constitutes a Priority Hedging Liability and has, as of the date the calculation is made, not been terminated or closed out:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Super Senior Creditor and as calculated in accordance with the relevant Hedging Agreement.

“Super Senior Creditors” means (a) the Revolving Lenders and (b) the Hedge Counterparties to the extent that they are owed Priority Hedging Liabilities.

“Super Senior Discharge Date” means the first date on which all the Super Senior Liabilities have been fully and finally discharged to the satisfaction of each Revolving Agent (in the case of the Revolving Creditor Liabilities) and each relevant Hedge Counterparty (in the case of its Priority Hedge Liabilities) whether or not as a result of enforcement, and the Super Senior Creditors are under no further obligation to provide financial accommodation to any Debtors under Revolving Facility Documents or (as applicable) no further obligation to assume any Hedge Counterparty Obligations to any of the Debtors under the Debt Documents.

“Super Senior Liabilities” means the Revolving Creditor Liabilities and the Priority Hedging Liabilities.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises interlinked national real time gross settlement systems and the European Central Bank’s payment mechanism and which began operations on 4 January 1999.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means:

(a)	until such time as TARGET is permanently closed down and ceases operations, any day on which both TARGET and TARGET2 are open for the settlement of payments in Euro; and

(b)	following such time as TARGET is permanently closed down and ceases operations, any day on which TARGET2 is open for the settlement of payments in Euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

“Transaction Security Documents” means each of the documents listed in Schedule 7 (Transaction Security Documents) together with any other document entered into by any person creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Debtors under any of the Revolving Facility Documents or the Senior Secured Documents.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	any “Ancillary Lender”, “Creditor”, “Debtor”, “Hedge Counterparty”, “Intra- Group Lender”, “Issuing Bank”, “Original Senior Secured Trustee”, “Party”, “Primary Creditor”, “Representative”, “Revolving Agent”, “Revolving Guarantor”, “Revolving Lender”, “Senior Creditor”, “Security Trustee”, “Senior Secured Noteholder”, “Senior Secured Trustee” or “Subordinated Creditor” shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii)	any “Ancillary Lender”, “Creditor”, “Debtor”, “Hedge Counterparty”, “Issuing Bank”, any “Party”, any “Representative”, any “Revolving Lender”, the “Security Trustee” or “Subordinated Creditor” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Trustee, any person for the time being appointed as Security Trustee or Security Trustees in accordance with this Agreement;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Debt Document” or any other agreement or instrument is (other than a reference to a “Debt Document” or any other agreement or instrument in “original form”) a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated as permitted by this Agreement;

(v)	“enforcing” (or any derivation) the Transaction Security shall include the appointment of an administrator of a Debtor by the Security Trustee;

(vi)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vii)	the “original form” of a “Debt Document” or any other agreement or instrument is a reference to that Debt Document, agreement or instrument as originally entered into;

(viii)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(ix)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self regulatory or other authority or organisation;

(x)	a provision of law is a reference to that provision as amended or re-enacted; and

(xi)	the plural imports the singular and vice versa.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	An Event of Default is “continuing” if it has not been remedied or waived.

(d)	References to a Senior Secured Trustee acting on behalf of the “relevant” Senior Secured Creditors shall be to such Senior Secured Trustee acting on behalf of the Senior Secured Creditors for which it has been appointed as agent or trustee.

(e)	References to a Senior Secured Trustee acting on behalf of the Senior Secured Noteholders mean such Senior Secured Trustee acting on behalf of the Senior Secured Noteholders which it represents or, if applicable, with the consent of the requisite number of Senior Secured Noteholders required under and in accordance with the applicable Senior Secured Indenture. A Senior Secured Trustee will be entitled to seek instruction from the Senior Secured Noteholders which it represents to the extent required by the applicable Senior Secured Indenture as to any action to be taken by it under this Agreement.

(f)	References to “the date of this Agreement” and similar phrases mean 12 February 2010.

(g)	Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(i)	a winding-up, administration or dissolution includes a Dutch entity being:

(A)	declared bankrupt (failliet verklaard);

(B)	dissolved (ontbonden);

(ii)	a moratorium includes (voorlopige) surséance van betaling and granted a moratorium includes (voorlopige) surséance van betaling verleend;

(iii)	a trustee in bankruptcy includes a curator;

(iv)	an administrator includes a bewindvoerder; and

(v)	a Receiver or an administrative receiver does not include a curator or bewindvoerder.

(h)	Spanish Terms

In accordance with article 9 of the Spanish Limited Liability Companies Act 2/1995, 23 March (Ley de Sociedades de Responsabilidad Limitada) a Spanish Debtor which is a limited liability company (sociedad de responsabilidad limitada) cannot issue or secure the issue of notes or other securities such as the Senior Secured Notes and the Senior Secured Note Guarantees. Thus, the provisions of this Agreement, as they relate to the obligations of a Spanish Debtor that is a limited liability company (sociedad de responsabilidad limitada), shall be construed accordingly.

1.3	Third Party Rights

(a)	Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Rights Act”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	Any Receiver, Delegate or any other person described in Clause 16.15 (No proceedings) may, subject to this Clause 1.3 and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

2.	RANKING AND PRIORITY

2.1	Primary Creditor Liabilities

Each of the Parties agrees that the Liabilities owed by each Debtor and each other grantor of Transaction Security to the Primary Creditors shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(a)	first, the Revolving Creditor Liabilities, the Priority Hedging Liabilities and the Senior Secured Liabilities pari passu and without any preference between them; and

(b)	second, the Non Priority Hedging Liabilities.

2.2	Transaction Security

Each of the Parties agrees that the Transaction Security shall rank and secure the following Liabilities (but only to the extent that such Transaction Security is expressed to secure those Liabilities) in the following order:

(a)	first, the Revolving Agent Liabilities and the Senior Secured Trustee Liabilities pari passu and without any preference between them;

(b)	second, the Revolving Creditor Liabilities (other than the Revolving Agent Liabilities) and the Priority Hedging Liabilities pari passu and without any preference between them;

(c)	third, the Senior Secured Liabilities (other than the Senior Secured Trustee Liabilities); and

(d)	fourth, the Non Priority Hedging Liabilities,

and that in any event (irrespective of the manner in which such Transaction Security is constituted) all proceeds of the Transaction Security shall be applied in accordance with Clause 14.1 (Order of application).

2.3	Subordinated and Intra-Group Liabilities

(a)	Each of the Parties agrees that the Subordinated Liabilities and the Intra-Group Liabilities are postponed and subordinated to the Liabilities owed by the Debtors and any other grantor of Transaction Security to the Primary Creditors.

(b)	This Agreement does not purport to rank any of the Subordinated Liabilities or the Intra-Group Liabilities as between themselves.

3.	REVOLVING LENDERS AND REVOLVING CREDITOR LIABILITIES

3.1	Permitted Payments: Revolving Creditor Liabilities

The Debtors may make Payments of the Revolving Creditor Liabilities at any time in accordance with the Revolving Facility Documents.

3.2	Security: Revolving Lenders

Other than as set out in Clause 3.3 (Security: Ancillary Lenders and Issuing Banks), the Revolving Lenders may take, accept or receive the benefit of:

(a)	any Security in respect of the Revolving Creditor Liabilities in addition to the Transaction Security described in Schedule 7 (Transaction Security Documents) and the Common Transaction Security if (except for any Security permitted under Clause 3.3 (Security: Ancillary Lenders and Issuing Banks)), but only to the extent legally possible, at the same time it is also offered either:

(i)	to the Security Trustee as trustee for the other Secured Parties in respect of their Liabilities; or

(ii)	in the case of any jurisdiction in which effective Security cannot be granted in favour of the Security Trustee as trustee for the Secured Parties:

(A)	to the other Secured Parties in respect of their Liabilities; or

(B)	to the Security Trustee under a parallel debt structure for the benefit of the other Secured Parties,

and ranks in the same order of priority as that contemplated in Clause 2.2 (Transaction Security); and

(b)	any guarantee, indemnity or other assurance against loss in respect of the Revolving Creditor Liabilities in addition to those contained in:

(i)	the Original Revolving Facility Agreement (in its form on the date of this Agreement) (or any other Revolving Facility Agreement entered into in accordance with this Agreement);

(ii)	this Agreement; or

(iii)	any Common Assurance,

if (except for any guarantee, indemnity or other assurance against loss permitted under Clause 3.3 (Security: Ancillary Lenders and Issuing Banks)), but only to the extent legally possible, at the same time it is also offered to the other Secured Parties in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

For the avoidance of doubt, this Clause 3.2 shall not prohibit the Revolving Lenders from taking, accepting or receiving the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Revolving Creditor Liabilities if the same is not capable of being granted in support of some or all of the Liabilities of the other Secured Parties.

3.3	Security: Ancillary Lenders and Issuing Banks

No Ancillary Lender or Issuing Bank will, unless the prior consent of the Majority Super Senior Creditors is obtained, take, accept or receive from any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities owed to it other than:

(a)	the Transaction Security described in Schedule 7 (Transaction Security Documents) and the Common Transaction Security;

(b)	each guarantee, indemnity or other assurance against loss contained in:

(i)	the Original Revolving Facility Agreement (in its form on the date of this Agreement) (or any other Revolving Facility Agreement entered into in accordance with this Agreement);

(ii)	this Agreement; or

(iii)	any Common Assurance;

(c)	indemnities and assurances against loss contained in the Ancillary Documents no greater in extent than any of those referred to in paragraph (b) above (ignoring for this purpose differences arising as a result of guarantee limitation language);

(d)	any RCF Cash Cover permitted under any Revolving Facility Agreement relating to any Ancillary Facility or for any Letter of Credit issued by an Issuing Bank;

(e)	the indemnities contained in an ISDA Master Agreement (in the case of a Hedging Ancillary Document which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Ancillary Document which is not based on an ISDA Master Agreement); or

(f)	any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set off arrangement relating to the Ancillary Facilities for the purpose of netting debit and credit balances arising under the Ancillary Facilities.

3.4	Restriction on Enforcement: Ancillary Lenders and Issuing Banks

Subject to Clause 3.5 (Permitted Enforcement’ Ancillary Lenders and Issuing Banks), so long as any of the Senior Liabilities (other than any Liabilities owed to the Ancillary Lenders or Issuing Banks) are or may be outstanding, none of the Ancillary Lenders nor the Issuing Banks shall be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it in its capacity as Ancillary Lender or Issuing Bank.

3.5	Permitted Enforcement: Ancillary Lenders and Issuing Banks

(a)	The Ancillary Lenders and Issuing Banks may take Enforcement Action if:

(i)	at the same time as, or prior to, that action, Enforcement Action has been taken in respect of the Revolving Creditor Liabilities (excluding the Liabilities owing to Ancillary Lenders and the Issuing Banks), in which case the Ancillary Lenders and the Issuing Banks may take the same Enforcement Action as has been taken in respect of those Revolving Creditor Liabilities;

(ii)	that action is contemplated by any Revolving Facility Agreement or Clause 3.3 (Security: Ancillary Lenders and Issuing Banks);

(iii)	that Enforcement Action is taken in respect of RCF Cash Cover which has been provided in accordance with any Revolving Facility Agreement;

(iv)	at the same time as or prior to, that action, the consent of the Majority Senior Creditors to that Enforcement Action is obtained; or

(v)	an Insolvency Event has occurred in relation to any member of the Group, in which case after the occurrence of that Insolvency Event, each Ancillary Lender and each Issuing Bank shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that member of the Group to:

(A)	accelerate any of that member of the Group’s Revolving Creditor Liabilities owing to it or declare them prematurely due and payable on demand;

(B)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Revolving Creditor Liabilities for its benefit;

(C)	exercise any right of set off or take or receive any Payment in respect of any Revolving Creditor Liabilities of that member of the Group owing to it; or

(D)	claim and prove in the liquidation of that member of the Group for the Revolving Creditor Liabilities owing to it.

(b)	Clause 3.4 (Restriction on Enforcement: Ancillary Lenders and Issuing Banks) shall not restrict any right of an Ancillary Lender to net or set off in relation to a Multi Account Overdraft Facility, in accordance with the terms of any Revolving Facility Agreement, to the extent that the netting or set off represents a reduction from a Permitted Gross Amount of that Multi Account Overdraft Facility to or towards its Designated Net Amount.

4.	HEDGE COUNTERPARTIES AND HEDGING LIABILITIES

4.1	Identity of Hedge Counterparties

(a)	Subject to paragraph (b) below, no person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to those hedging arrangements nor shall those liabilities be treated as Hedging Liabilities unless that person is or becomes a party to this Agreement as a Hedge Counterparty.

(b)	Paragraph (a) above shall not apply to a Hedging Ancillary Lender.

4.2	Restriction on Payment: Hedging Liabilities

The Debtors shall not, and shall procure that no other member of the Group will, make any Payment of the Hedging Liabilities at any time unless:

(a)	that Payment is permitted under Clause 4.3 (Permitted Payments: Hedging Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (c) of Clause 4.9 (Permitted Enforcement: Hedge Counterparties).

4.3	Permitted Payments: Hedging Liabilities

(a)	Subject to paragraph (b) below, the Debtors may make Payments to any Hedge Counterparty in respect of the Hedging Liabilities then due to that Hedge Counterparty under any Hedging Agreement in accordance with the terms of that Hedging Agreement:

(i)	if the Payment is a scheduled Payment arising under the relevant Hedging Agreement;

(ii)	to the extent that the relevant Debtor’s obligation to make the Payment arises as a result of the operation of:

(A)	any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B)	any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA Master Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C)	any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in paragraphs (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(iii)	to the extent that the relevant Debtor’s obligation to make the Payment arises from a Permitted Hedge Close Out; or

(iv)	subject to Clause 4.13 (On or after relevant Discharge Dale), if the Majority Senior Creditors give prior consent to the Payment being made.

(b)	No Payment may be made to a Hedge Counterparty under paragraph (a) above if any scheduled Payment due from that Hedge Counterparty to a Debtor under a Hedging Agreement to which they are both party is due and unpaid (unless such scheduled Payment has not been made by the Hedge Counterparty as a result of it exercising its rights to withhold payments under the ISDA Master Agreement).

(c)	Failure by a Debtor to make a Payment to a Hedge Counterparty which results solely from the operation of paragraph (b) above shall, without prejudice to Clause 4.4 (Payment obligations continue), not result in a default (however described) in respect of that Debtor under that Hedging Agreement.

4.4	Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 4.2 (Restriction on Payment: Hedging Liabilities) and 4.3 (Permitted Payments: Hedging Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

4.5	No acquisition of Hedging Liabilities

The Debtors shall not, and shall procure that no other member of the Group will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Hedging Liabilities unless, subject to Clause 4.13 (On or after relevant Discharge Date), the prior consent of the Majority Senior Creditors and the relevant Hedge Counterparty is obtained.

4.6	Amendments and Waivers: Hedging Agreements

(a)	Subject to paragraph (b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Hedging Agreements.

(b)	A Hedge Counterparty may amend or waive any term of a Hedging Agreement in accordance with the terms of that Hedging Agreement if that amendment or waiver does not breach another term of this Agreement.

4.7	Security: Hedge Counterparties

The Hedge Counterparties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any member of the Group in respect of the Hedging Liabilities other than:

(a)	the Transaction Security described in Schedule 7 (Transaction Security Documents) and the Common Transaction Security;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	this Agreement or the Original Revolving Facility Agreement (in its form on the date of this Agreement) (or any other Revolving Facility Agreement entered into in accordance with this Agreement);

(ii)	any Common Assurance; or

(iii)	the relevant Hedging Agreement no greater in extent than any of those referred to in paragraphs (i) and (ii) above;

(c)	as otherwise contemplated by Clause 3.2 (Security: Revolving Lenders); and

(d)	the indemnities contained in the ISDA Master Agreements (in the case of a Hedging Agreement which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement).

4.8	Restriction on Enforcement: Hedge Counterparties

Subject to Clause 4.9 (Permitted Enforcement: Hedge Counterparties) and Clause 4.10 (Required Enforcement: Hedge Counterparties) and without prejudice to each Hedge Counterparty’s rights under Clauses 12.2 (Enforcement instructions) and 12.3 (Manner of enforcement), no Hedge Counterparty shall take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

4.9	Permitted Enforcement: Hedge Counterparties

(a)	A Hedge Counterparty may terminate or close out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

(i)	if a Distress Event has occurred;

(ii)	if:

(A)	in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

(1)	an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

(2)	an event similar in meaning and effect to a Force Majeure Event (as defined in the 2002 ISDA Master Agreement),

has occurred in respect of that Hedging Agreement;

(B)	in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement; or

(C)	in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in paragraphs (A) or (B) above has occurred under and in respect of that Hedging Agreement;

(iii)	if an Insolvency Event has occurred;

(iv)	if any hedging arrangement undertaken pursuant to a Hedging Agreement becomes speculative in the opinion of the relevant Debtor (acting reasonably);

(v)	if the Liabilities in respect of which the Hedging Agreement has been entered into are repaid, prepaid or cancelled in whole or in part, provided that any termination or close out is pro rata to the amount so repaid, prepaid or cancelled; or

(vi)	subject to Clause 4.13 (On or after relevant Discharge Date), if the Majority Senior Creditors give prior consent to that termination or close-out being made.

(b)	If a Debtor has defaulted on any Payment due under a Hedging Agreement and the default has continued unwaived for more than 14 days after notice of that default has been given to the Security Trustee pursuant to paragraph (g) of Clause 21.3 (Notification of prescribed events), the relevant Hedge Counterparty:

(i)	may, to the extent it is entitled to do so under the relevant Hedging Agreement, terminate or close out in whole or in part any hedging transaction under that Hedging Agreement; and

(ii)	until such time as the Security Trustee has given notice to that Hedge Counterparty that the Transaction Security is being enforced (or that any formal steps are being taken to enforce the Transaction Security), shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Hedging Liabilities due under that Hedging Agreement.

(c)	After the occurrence of an Insolvency Event in relation to any member of the Group, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that member of the Group to:

(i)	prematurely close out or terminate any Hedging Agreement with that member of the Group owing to it;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Hedging Liabilities owing to it;

(iii)	exercise any right of set off or take or receive any Payment in respect of any Hedging Liabilities of that member of the Group owing to it; or

(iv)	claim and prove in the liquidation of that member of the Group for the Hedging Liabilities owing to it.

4.10	Required Enforcement: Hedge Counterparties

(a)	Subject to paragraph (b) below, a Hedge Counterparty shall promptly terminate or close out in full any hedging transaction under all or any of the Hedging Agreements to which it is party prior to their stated maturity, following:

(i)	the occurrence of an Acceleration Event and delivery to it of a notice from the Security Trustee that that Acceleration Event has occurred; and

(ii)	delivery to it of a subsequent notice from the Security Trustee (acting on the instructions of an Instructing Group) instructing it to do so.

(b)	Paragraph (a) above shall not apply to the extent that that Acceleration Event occurred as a result of an arrangement made between any Debtor and any Primary Creditor with the purpose of bringing about that Acceleration Event.

(c)	If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under paragraph (b) of Clause 4.9 (Permitted Enforcement: Hedge Counterparties) (or would have been able to if that Hedge Counterparty had given the notice referred to in that paragraph) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Trustee (acting on the instructions of an Instructing Group).

4.11	Treatment of Payments due to Debtors on termination of hedging transactions

(a)	If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedging Agreement) falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Security Trustee, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b)	The payment of that amount by the Hedge Counterparty to the Security Trustee in accordance with paragraph (a) above shall discharge the Hedge Counterparty’s obligation to pay that amount to that Debtor.

4.12	Terms of Hedging Agreements

The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(a)	each Hedging Agreement documents only hedging arrangements entered into for the purpose of hedging the types of liabilities described in the definition of “Hedging Agreement” and that no other transactions or arrangements are carried out under or pursuant to a Hedging Agreement;

(b)	each Hedging Agreement is based either:

(i)	on an ISDA Master Agreement; or

(ii)	on another framework agreement which is similar in effect to an ISDA Master Agreement;

(c)	in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:

(i)	a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or

(ii)	an event similar in meaning and effect to either of those described in paragraph (i) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement),

that Hedging Agreement will:

(A)	if it is based on a 1992 ISDA Master Agreement, provide for payments under the “Second Method” and will make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(B)	if it is based on a 2002 ISDA Master Agreement, make no material amendment to the provisions of section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(C)	if it is not based on an ISDA Master Agreement, provide for any other method the effect of which is that the party to which that event is referable will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Agreement is in its favour; and

(d)	each Hedging Agreement will provide that:

(i)	the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in the relevant ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to Clause 4.10 (Required Enforcement: Hedge Counterparties); and

(ii)	the Hedge Counterparty shall not be entitled to take the benefit of any credit support arrangements in respect of the Hedging Liabilities save for those expressly permitted under Clause 4.7 (Security: Hedge Counterparties).

4.13	On or after relevant Discharge Date

At any time on or after the later to occur of the Revolving Facility Discharge Date and Senior Secured Discharge Date, any action in respect of the Priority Hedging Liabilities which is permitted under any of Clause 4.3 (Permitted Payments: Hedging Liabilities), Clause 4.5 (No acquisition of Hedging Liabilities) or Clause 4.9 (Permitted Enforcement: Hedge Counterparties) by reason of the prior consent of the Majority Senior Creditors shall be permitted without such consent.

4.14	Allocation of Priority Hedging Liabilities

In order for the Hedging Liabilities in respect of any Hedging Agreement to constitute Priority Hedging Liabilities, on or prior to entry into such Hedging Agreement, the Company and the relevant Hedge Counterparty shall advise the Security Trustee in writing of the maximum amount of the Priority Hedging Liabilities that shall be attributable to such Hedge Counterparty (the “Allocated Amount”), provided that neither any single Allocated Amount nor the aggregate of all the Allocated Amounts may exceed the Maximum Priority Hedged Amount at any time. Each Allocated Amount may not be:

(a)	changed without the prior written consent of the relevant Hedge Counterparty; and

(b)	allocated to another Hedge Counterparty (the “New Hedge Counterparty”) unless the relevant Hedge Counterparty to whom it had been allocated confirms in writing to the Security Trustee that all the relevant hedging transactions that are attributable to that Allocated Amount have been terminated or, if the hedging transactions are to be novated to the New Hedge Counterparty, the relevant Hedge Counterparty confirms in writing to the Security Trustee that it has no further liabilities, rights or obligations in respect of the relevant hedging transactions that are attributable to that Allocated Amount on the effectiveness of such novation.

5	SENIOR SECURED CREDITORS: RIGHTS AND OBLIGATIONS

5.1	Permitted Payments: Senior Secured Liabilities

The Debtors may make payments of the Senior Secured Liabilities at any time in accordance with the Senior Secured Documents.

5.2	Security: Senior Secured Creditors

At any time prior to the Super Senior Discharge Date, the Senior Secured Creditors may not take, accept or receive from any member of the Group the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Senior Secured Liabilities other than:

(a)	the Common Transaction Security;

(b)	any guarantee, indemnity or other assurance against loss contained in:

(i)	the Original Senior Secured Indenture (in its form on the date of this Agreement) under which the Original Senior Secured Notes are issued (or in any other Senior Secured Indenture entered into in accordance with this Agreement);

(ii)	this Agreement; or

(iii)	any Common Assurance; and

(c)	as otherwise contemplated by Clause 3.2 (Security: Revolving Lenders),

unless the prior consent of (prior to the Super Senior Discharge Date) the Majority Super Senior Creditors is obtained and provided that (after the Super Senior Discharge Date) to the extent legally possible at the time it is also offered to the Non Priority Hedge Counterparty in respect of their Liabilities and ranks in the same order of priority as that contemplated in Clause 2 (Ranking and Priority).

6.	INTRA-GROUP LENDERS AND INTRA-GROUP LIABILITIES

6.1	Restriction on Payment: Intra-Group Liabilities

Prior to the Senior Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payments of the Intra-Group Liabilities and the Intra-Group Lenders shall not accept or agree to accept any such Payments at any time unless:

(a)	that Payment is permitted under Clause 6.2 (Permitted Payments: Intra-Group Liabilities); or

(b)	the taking or receipt of that Payment is permitted under paragraph (a)(iii) of Clause 6.7 (Permitted Enforcement: Intra-Group Lenders).

6.2	Permitted Payments: Intra-Group Liabilities

(a)	Subject to paragraph (b) below, the Debtors may make Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) from time to time when due and the Intra Group Lenders may accept or agree to accept any such payment at any time.

(b)	Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of the Payment, an Acceleration Event has occurred unless prior to the Senior Discharge Date the Majority Senior Creditors consent to that Payment being made.

6.3	Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 6.1 (Restriction on Payment: Intra-Group Liabilities) and 6.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

6.4	Acquisition of Intra-Group Liabilities

(a)	Subject to paragraph (b) below, each Debtor may, and may permit any other member of the Group to:

(i)	enter into any Liabilities Acquisition; or

(ii)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b)	Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if:

(i)	that action would result in a breach of any Revolving Facility Agreement or a Senior Secured Indenture; or

(ii)	at the time of that action, an Acceleration Event has occurred.

(c)	The restrictions in paragraph (b) above shall not apply if:

(i)	prior to the Senior Discharge Date, the Majority Senior Creditors consent to that action; or

(ii)	that action is taken to facilitate Payment of the Senior Liabilities or the Non Priority Hedging Liabilities.

6.5	Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a)	that Security, guarantee, indemnity or other assurance against loss is expressly permitted under the terms of any Revolving Facility Agreement and any Senior Secured Indenture; or

(b)	(prior to the Senior Discharge Date) the consent of the Majority Senior Creditors is obtained.

6.6	Restriction on enforcement: Intra-Group Lenders

Subject to Clause 6.7 (Permitted Enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

6.7	Permitted Enforcement: Intra-Group Lenders

(a)	After the occurrence of an Insolvency Event in relation to any Debtor or grantor of Transaction Security, each Intra-Group Lender may (unless otherwise directed by the Security Trustee or unless the Security Trustee has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 9.5 (Filing of claims)) and shall if so directed by the Security Trustee, exercise any right it may otherwise have against that Debtor or grantor of Transaction Security to:

(i)	accelerate any of that Debtor’s or grantor of Transaction Security’s Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(ii)	make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group in respect of any Intra-Group Liabilities;

(iii)	exercise any right of set off or take or receive any Payment in respect of any Intra-Group Liabilities of that member of the Group; or

(iv)	claim and prove in the liquidation of that member of the Group for the Intra-Group Liabilities owing to it.

(b)	Paragraph (a) shall not apply to the extent that that Insolvency Event was the result of the actions of any Intra-Group Lender.

6.8	Notice of Assignment in respect of certain Intra-Group Liabilities

(a)

Each Debtor (a “Charging Company”) that has created Transaction Security over any Intra-Group Liabilities in respect of which it is a creditor hereby gives notice to each other Debtor (a “Counterparty”) that is from time to time a debtor in respect of all present and future Intra-Group Liabilities owing to such Charging Company of the Security over such Intra-Group

Liabilities created pursuant to the Security Documents in favour of the Secured Parties and confirms that the Counterparty may continue to deal with the Charging Company in relation to such Intra-Group Liabilities until such Counterparty receives written notice to the contrary from the Security Trustee (in which case such Counterparty shall deal only with the Security Trustee in respect of such Intra-Group Liabilities).

(b)	Each Counterparty agrees to the terms of paragraph (a) above and confirms it has not received notice that the Charging Company has assigned its rights in respect of the Intra-Group Liabilities owed by such Counterparty (except pursuant to an Existing Transaction Security Document) to a third party or created any other interest (whether by way of Security or otherwise) in the Intra-Group Liabilities in favour of a third party.

6.9 Representations: Intra-Group Lenders

Each Intra-Group Lender which is not a Debtor represents and warrants to the Primary Creditors, the Security Trustee and the Representatives that:

(a)	it is a corporation, duly incorporated or formed and validly existing under the laws of its jurisdiction of incorporation or formation;

(b)	the obligations expressed to be assumed by it in this Agreement are, subject to any general principles of law limiting its obligations which are applicable to creditors generally, legal, valid, binding and enforceable obligations; and

(c)	the entry into and performance by it of this Agreement does not and will not:

(i)	conflict with any law or regulation applicable to it, its constitutional documents or any agreement or instrument binding upon it or any of its assets; or

(ii)	constitute a default or termination event (however described) under any agreement or instrument binding on it or any of its assets.

7.	SUBORDINATED LIABILITIES

7.1	Restriction on Payment: Subordinated Liabilities

Prior to the Final Discharge Date, neither the Company nor any other Debtor shall, and the Company shall procure that no other member of the Group will, make any Payment of the Subordinated Liabilities at any time unless that Payment is permitted under Clause 7.2 (Permitted Payments: Subordinated Liabilities).

7.2	Permitted Payments: Subordinated Liabilities

The Company may make Payments in respect of the Subordinated Liabilities then due if:

(a)	prior to the Super Senior Discharge Date, the Majority Super Senior Creditors consent to that Payment being made;

(b)	following the Super Senior Discharge Date but prior to the Senior Secured Discharge Date, either any such Payment is permitted under the Senior Secured Indenture or the Majority Senior Secured Creditors consent to that Payment being made; and

(c)	following the Senior Secured Discharge Date but prior to the Non Priority Hedging Discharge Date, the Majority Non Priority Creditors consent to that Payment being made.

7.3	Payment obligations continue

Neither the Company nor any other Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 7.1 (Restriction on Payment: Subordinated Liabilities) and 7.2 (Permitted Payments: Subordinated Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

7.4	No acquisition of Subordinated Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will:

(a)	enter into any Liabilities Acquisition; or

(b)	beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any of the Subordinated Liabilities, unless the prior consent of the Majority Senior Creditors is obtained.

7.5	Security: Subordinated Creditor

No Debtor may grant to any Subordinated Creditor the benefit of any Security, guarantee, indemnity or other assurance against loss from any member of the Group in respect of any of the Subordinated Liabilities prior to the Final Discharge Date.

7.6	Restrictions on Subordinated Liabilities

Prior to the Final Discharge Date, no member of the Group may incur any liabilities of any kind whatsoever in favour of a Subordinated Creditor unless those liabilities are incurred by the Company and are subordinated (a) on terms satisfactory, prior to the Super Senior Discharge Date, to the Revolving Agent and in accordance with the terms of the Senior Secured Indenture and (b) following the Super Senior Discharge Date and prior to the Senior Secured Discharge Date, in accordance with the terms of the Senior Secured Indenture.

8.	NEW MONEY AND REFINANCING

8.1	Additional Revolving Creditor Liabilities

(a)	If the Revolving Lenders increase a Revolving Facility and make further advances under such Revolving Facility to members of the Group to the extent permitted under the Debt Documents, each such advance will be deemed to be made under the terms of the relevant Revolving Facility Agreement and (to the extent permitted by applicable law) secured by the applicable Security Documents.

(b)	To the extent permitted under the Debt Documents, if any Group Company incurs Revolving Creditor Liabilities under a Revolving Facility Agreement other than the Original Revolving Facility Agreement in accordance with the terms of the Revolving Facility Documents, any such Revolving Creditor Liabilities shall be deemed to be secured by the applicable Security Documents pari passu with the then existing Revolving Creditor Liabilities, provided that:

(i)	the Revolving Agent in respect thereof accedes to this Agreement in accordance with Clause 18.4 (Change of Representative); and

(ii)	each lender in respect of such Revolving Creditor Liabilities accedes to this Agreement as a Revolving Lender in accordance with Clause 18.2 (Change of Revolving Lender).

(c)	To the extent additional Revolving Creditor Liabilities incurred as contemplated in sub-paragraph (b) above cannot be secured pari passu with the then existing Revolving Creditor Liabilities under the applicable existing Security Documents without the Security under such existing Security Documents first being released, the Parties agree that the Security Trustee is hereby authorised to release the Security granted pursuant to such existing Security Documents provided that immediately on such release, new Security shall be provided in favour of the providers of such Revolving Creditor Liabilities and the Primary Creditors on terms substantially similar to the Security Documents released and subject to the same ranking as set out in Clause 2.2 (Transaction Security) and further provided that either (i) there is delivered to the Senior Secured Trustee, in form and substance satisfactory to it, an opinion of counsel opining that, following such release and grant of new Security, any new hardening period in respect of any such new Security securing the Senior Secured Liabilities is no longer than any new hardening periods in respect of such new Security securing the additional Revolving Creditor Liabilities or (ii) an Independent Financial Advisor delivers a solvency opinion, in form and substance reasonably satisfactory to the Senior Secured Trustee confirming the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transaction related to such incurrence of additional Revolving Creditor Liabilities. Nothing in this Agreement shall restrict the Senior Creditors, the Super Senior Creditors and the providers of the additional Revolving Creditor Liabilities from agreeing the ranking of their respective senior claims among themselves.

8.2	Additional Senior Secured Notes

(a)	To the extent permitted by the Debt Documents, the Company may issue Senior Secured Notes, in addition to the Original Senior Secured Notes under a Senior Secured Indenture and such additional Senior Secured Notes shall (to the extent permitted by applicable law) be deemed to be secured by the applicable Security Documents pari passu with the then existing Senior Secured Liabilities, provided that:

(i)	such additional indebtedness is issued in compliance with the Senior Secured Parameters or to the extent such indebtedness is not in compliance with the Senior Secured Parameters the terms thereof have been approved by (prior to the Revolving Facility Discharge Date) the Majority Revolving Lenders in accordance with the relevant Debt Documents; and

(ii)	(if not already a Party) the Additional Senior Secured Trustee in respect thereof accedes to this Agreement, in accordance with Clause 18.4 (Change of Representative).

(b)	To the extent additional Senior Secured Notes issued as contemplated in paragraph (a) above cannot be secured pari passu with the then existing Senior Secured Liabilities under the applicable existing Security Documents without the Security under such existing Security Documents first being released, the Parties agree that the Security Trustee is hereby authorised to release such existing Security Documents provided that immediately on such release, Security shall be provided in favour of Additional Senior Secured Creditors in respect of such Senior Secured Notes and the Primary Creditors on terms substantially similar to the Security Documents released and subject to the same ranking as set out in Clause 2.2 (Transaction Security). Nothing in this Agreement shall restrict the Senior Creditors and the relevant Additional Senior Secured Creditors from agreeing the ranking of their respective senior claims among themselves.

8.3	Refinancing of the Revolving Creditor Liabilities

(a)	The Revolving Creditor Liabilities, with the consent of the Company, may be refinanced or replaced (a “Revolving Refinancing”) in whole or (with the consent of the requisite Revolving Facility Finance Parties) in part and any indebtedness incurred by Debtors in such Revolving Refinancing will be subject to, and have the benefit of this Agreement.

(b)	The Parties acknowledge that the terms and conditions (including increased pricing and amount of principal) applicable to any such Revolving Refinancing may be different to those applicable to the Revolving Creditor Liabilities as at the date of this Agreement, but shall be required to be in accordance with the terms of the other Debt Documents.

(c)	Each Representative, each Revolving Lender, each other Senior Secured Creditor party to this Agreement and each Hedge Counterparty hereby agree that if Security over any asset under the applicable Security Documents is released, whether by operation of law or otherwise, in connection with a Revolving Refinancing then (to the extent permissible under applicable law) the Security Trustee is hereby authorised to release the relevant asset from the Security under the applicable Security Documents provided that, on giving effect to such Revolving Refinancing, new Security shall be provided in favour of the providers of such Revolving Refinancing indebtedness and the Primary Creditors on terms substantially similar to the Security Documents released and subject to the same ranking as set out in Clause 2.2 (Transaction Security) and further provided that either (i) there is delivered to the Senior Secured Trustee, in form and substance satisfactory to it, an opinion of counsel opining that, following such release and grant of new Security, any new hardening period in respect of any such new Security securing the Senior Secured Liabilities is no longer than any new hardening periods in respect of such new Security securing such Revolving Refinancing indebtedness or (ii) an Independent Financial Advisor delivers a solvency opinion, in form and substance reasonably satisfactory to the Senior Secured Trustee confirming the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transaction related to such Revolving Refinancing. Nothing in this Agreement shall restrict the Senior Creditors and the providers of any Revolving Refinancing indebtedness from agreeing the ranking of their respective senior claims among themselves.

(d)	Each Representative, each Revolving Lender, each other Senior Secured Creditor party to this Agreement and each Hedge Counterparty undertakes at the prior written request of any Revolving Agent to promptly execute all such documents and give such instructions to the Security Trustee as may be reasonably necessary, including, without limitation, entering into further security, priority and intercreditor agreements (including any Intercreditor Amendment) to provide substantially similar rights and remedies to the providers of such Revolving Refinancing indebtedness as those provided to the Revolving Lenders in this Agreement.

8.4	Refinancing of the Senior Secured Liabilities

(a)	Notwithstanding any other terms of this Agreement but (prior to the Super Senior Discharge Date) to the extent permitted by the Revolving Facility Documents, the Senior Secured Liabilities may be discharged (a “Senior Secured Refinancing”) in whole or in part from the proceeds of an incurrence by the Company of indebtedness where:

(i)	such indebtedness is issued in compliance with the Senior Secured Parameters or to the extent such indebtedness is not in compliance with the said criteria, the terms thereof have been approved by (prior to the Revolving Facility Discharge Date) the Majority Revolving Lenders in accordance with the terms of the relevant Debt Documents;

(ii)	the Additional Senior Secured Trustee in respect thereof accedes to this Agreement in accordance with Clause 18.4 (Change of Representative); and

(iii)	any Additional Senior Secured Creditor who is the lender of any Additional Senior Secured Liabilities made available by way of loan accedes to this Agreement in accordance with Clause 18.8 (New Additional Senior Secured Creditors).

(b)	Each Representative, each Revolving Lender, each Senior Secured Creditor party to this Agreement and each Hedge Counterparty hereby agree that if Security over any asset under the applicable Security Documents is released, whether by operation of law or otherwise, in connection with a Senior Secured Refinancing then (to the extent permissible under applicable law) the Security Trustee is hereby authorised to release the relevant asset from the Security under the applicable Security Documents provided that, on giving effect to such Senior Secured Refinancing, Security shall be provided in favour of the providers of such Senior Secured Refinancing indebtedness and the Primary Creditors on terms substantially similar to the Security Documents released and subject to the same ranking as set out in Clause 2.2 (Transaction Security). Nothing in this Agreement shall restrict the Senior Creditors and the providers of any Senior Secured Refinancing indebtedness from agreeing the ranking of their respective senior claims among themselves.

(c)	Each Representative, each Revolving Lender, each Senior Secured Creditor party to this Agreement and each Hedge Counterparty each undertake at the request of the relevant Senior Secured Trustee to promptly execute all such documents and give such instructions to the Security Trustee as may be reasonably necessary, including, without limitation, entering into further security, priority and intercreditor agreements (including any Intercreditor Amendment) to provide substantially similar rights and remedies to the providers of such Senior Secured Refinancing indebtedness as those provided to the Senior Secured Creditors in this Agreement.

8.5	Further Assurance

Each Party agrees that it shall promptly execute all such documents as may reasonably be considered necessary in order to give effect to the refinancing of the Revolving Creditor Liabilities, the issuance of additional Senior Secured Notes and/or the refinancing of any of the Liabilities contemplated by this Clause 8, and to give effect to the security as contemplated by this Clause 8 in respect of such additional or refinanced Liabilities, including any amendment required to the terms of this Agreement and any amendment, consent, waiver or release in respect of any Security Document and any grant of security pursuant to a new Security Document.

9.	EFFECT OF INSOLVENCY EVENT

9.1	RCF Cash Cover

This Clause 9 is subject to Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral).

9.2	Payment of distributions

(a)	After the occurrence of an Insolvency Event in relation to any Debtor or any other grantor of Transaction Security, any Creditor entitled to receive a distribution out of the assets of that Debtor or that grantor of Transaction Security (as applicable) in respect of Liabilities owed to that Party shall, to the extent it is able to do so taking into account any limitations under applicable law, direct the person responsible for the distribution of the assets of that Debtor or that grantor of Transaction Security (as applicable) to pay that distribution to the Security Trustee until the Liabilities owing to the Secured Parties have been paid in full.

(b)	The Security Trustee shall apply distributions paid to it under paragraph (a) above in accordance with Clause 14 (Application of Proceeds).

9.3	Set Off

To the extent that any member of the Group’s Liabilities or any grantor of Transaction Security’s Liabilities (as the case may be) are discharged by way of set off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to (as applicable) that member of the Group or such grantor of Transaction Security, any Creditor which benefited from that set off shall to the extent legally permissible, pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set off to the Security Trustee for application in accordance with Clause 14 (Application of Proceeds).

9.4	Non cash distributions

If the Security Trustee or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds of such non cash distribution are actually applied towards the Liabilities.

9.5	Filing of claims

Without prejudice to any Ancillary Lender’s right of netting or set off relating to a Multi Account Overdraft Facility (to the extent that the netting or set off represents a reduction from a Permitted Gross Amount of that Multi Account Overdraft Facility to or towards its Designated Net Amount), after the occurrence of an Insolvency Event in relation to a Debtor or any grantor of Transaction Security, each Creditor irrevocably authorises the Security Trustee (acting in accordance with Clause 9.7 (Security Trustee instructions)), on its behalf, to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement) against that Debtor or that grantor of Transaction Security (as applicable);

(b)	demand, sue, prove and give receipt for any or all of (as applicable) that Debtor’s Liabilities or that grantor of Transaction Security’s Liabilities;

(c)	to the extent legally permissible, collect and receive all distributions on, or on account of, any or all of (as applicable) that Debtor’s Liabilities or that grantor of Transaction Security’s Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Trustee considers reasonably necessary to recover (as applicable) that Debtor’s Liabilities or that grantor of Transaction Security’s Liabilities.

9.6	Creditors’ actions

Each Creditor will:

(a)	do all things that the Security Trustee (acting in accordance with Clause 9.7 (Security Trustee instructions)) requests in order to give effect to this Clause 9; and

(b)	if the Security Trustee is not entitled to take any of the actions contemplated by this Clause 9 or if the Security Trustee (acting in accordance with Clause 9.7 (Security Trustee instructions)) requests that a Creditor takes that action, undertakes that action itself in accordance with the instructions of the Security Trustee (acting in accordance with Clause 9.7 (Security Trustee instructions)) or grants a power of attorney to the Security Trustee (on such terms as the Security Trustee (acting in accordance with Clause 9.7 (Security Trustee instructions)) may reasonably require) to enable the Security Trustee to take such action.

9.7	Security Trustee instructions

For the purposes of Clause 9.5 (Filing of claims) and Clause 9.6 (Creditors’ actions) the Security Trustee shall act:

(a)	on the instructions of the group of Primary Creditors entitled, at that time, to give instructions under Clause 12.2 (Enforcement instructions) or Clause 12.3 (Manner of enforcement); or

(b)	in the absence of any such instructions, as the Security Trustee sees fit.

10.	TURNOVER OF RECEIPTS

10.1	RCF Cash Cover

This Clause 10 is subject to Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral).

10.2	Turnover by the Creditors

Subject to Clause 10.3 (Exclusions), Clause 10.4 (Permitted assurance and receipts) and (in the case of each Senior Secured Trustee) Clause 25 (Senior Secured Trustees), if at any time prior to the Final Discharge Date any Creditor receives or recovers:

(a)	any Payment or distribution of, or on account of or in relation to, or on account of the purchase or acquisition of, any of the Liabilities which is not either:

(i)	a Permitted Payment; or

(ii)	made in accordance with Clause 14 (Application of Proceeds);

(b)	other than where Clause 9.3 (Set Off) applies, any amount by way of set off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment;

(c)	notwithstanding paragraphs (a) and (b) above, and other than where Clause 9.3 (Set Off) applies, any amount:

(i)	on account of, or in relation to, any of the Liabilities:

(A)	after the occurrence of a Distress Event; or

(B)	as a result of any other Enforcement Action against a member of the Group (other than after the occurrence of an Insolvency Event in respect of that member of the Group); or

(ii)	by way of set off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case, any amount received or recovered in accordance with Clause 14 (Application of Proceeds);

(d)	the proceeds of any enforcement of any Transaction Security except in accordance with Clause 14 (Application of Proceeds); or

(e)	other than where Clause 9.3 (Set Off) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any member of the Group which is not in accordance with Clause 14 (Application of Proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that member of the Group, that Creditor will:

(i)	in relation to receipts and recoveries not received or recovered by way of set off:

(A)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement; and

(B)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Trustee for application in accordance with the terms of this Agreement; and

(ii)	in relation to receipts and recoveries received or recovered by way of set off, promptly pay an amount equal to that recovery to the Security Trustee for application in accordance with the terms of this Agreement.

10.3	Exclusions

Clause 10.2 (Turnover by the Creditors) shall not apply to any receipt or recovery:

(a)	by way of:

(i)	Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(ii)	Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iii)	Inter-Hedging Agreement Netting by a Hedge Counterparty; or

(iv)	Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; or

(b)	by an Ancillary Lender by way of that Ancillary Lender’s right of netting or set off relating to a Multi Account Overdraft Facility (to the extent that that netting or set off represents a reduction from a Permitted Gross Amount of that Multi Account Overdraft Facility to or towards its Designated Net Amount); or

(c)	that has been distributed by a Senior Secured Trustee to the Senior Secured Noteholders in accordance with Senior Secured Documents unless the Senior Secured Trustee had actual knowledge that the receipt or recovery falls within Clause 10.2 (Turnover by the Creditors) prior to distribution of the relevant amount.

10.4	Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Primary Creditor to:

(a)	arrange with any person which is not a member of the Group any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub participation); or

(b)	make any assignment or transfer permitted by Clause 18 (Changes to the Parties),

which:

(i)	is permitted by:

(A)	any Revolving Facility Agreement; or

(B)	each Senior Secured Indenture; and

(ii)	is not in breach of:

(A)	Clause 4.5 (No acquisition of Hedging Liabilities);

(B)	Clause 6.4 (Acquisition of Intra-Group Liabilities); or

(C)	Clause 7.4 (No acquisition of Subordinated Liabilities),

and that Primary Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

10.5	Sums received by Debtors

If any of the Debtors or any other grantor of Transaction Security receives or recovers any sum which, under the terms of any of the Debt Documents, should have been paid to the Security Trustee, that Debtor or grantor of Transaction Security (as applicable) will, to the extent legally permissible:

(a)	hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement; and

(b)	promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Trustee for application in accordance with the terms of this Agreement.

10.6	Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 10 should fail or be unenforceable, the affected Creditor, Debtor or grantor of Transaction Security will, to the extent legally permissible, promptly pay an amount equal to that receipt or recovery to the Security Trustee to be held on trust by the Security Trustee for application in accordance with the terms of this Agreement.

11.	REDISTRIBUTION

11.1	Recovering Creditor’s rights

(a)	Any amount paid by a Creditor (a “Recovering Creditor”) to the Security Trustee under Clause 9 (Effect of Insolvency Event) or Clause 10 (Turnover of Receipts) shall be treated as having been paid by the relevant Debtor and distributed to the Security Trustee and Primary Creditors (each a “Sharing Creditor”) in accordance with the terms of this Agreement.

(b)	On a distribution by the Security Trustee under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor or, as the case may be, any other grantor of Transaction Security, as between the relevant Debtor or grantor of Transaction Security and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Trustee (the “Shared Amount”) will be treated as not having been paid by that Debtor or that grantor of Transaction Security (as the case may be).

11.2	Reversal of redistribution

(a)	If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor or any other grantor of Transaction Security and is repaid by that Recovering Creditor to that Debtor or grantor of Transaction Security (as applicable), then:

(i)	each Sharing Creditor (subject, in the case of a Senior Secured Trustee, to Clause 25. l(b) (Liability)) shall, upon request of the Security Trustee, pay to the Security Trustee for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the “Redistributed Amount”); and

(ii)	as between the relevant Debtor or grantor of Transaction Security and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor or grantor of Transaction Security (as applicable).

(b)	The Security Trustee shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

11.3	Deferral of Subrogation

No Creditor or Debtor or other grantor of Transaction Security will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation, contribution or otherwise) of any rights under the Debt Documents of any Creditor which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities owing to each prior ranking Creditor (or, in the case of any Debtor or (as the case may be) other grantor of Transaction Security, owing to each Creditor) have been irrevocably paid in full.

12.	ENFORCEMENT OF TRANSACTION SECURITY

12.1	RCF Cash Cover

This Clause 12 is subject to Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral).

12.2	Enforcement instructions

(a)	The Security Trustee may refrain from enforcing the Transaction Security unless instructed otherwise by the Instructing Group.

(b)	Subject to the Transaction Security having become enforceable in accordance with its terms the Instructing Group may give or refrain from giving instructions to the Security Trustee to enforce or refrain from enforcing the Transaction Security as they see fit.

(c)	The Security Trustee is entitled to rely on and comply with instructions given in accordance with this Clause 12.2.

(d)	The Security Trustee will provide notice to the Company before commencing enforcement of any Transaction Security.

12.3	Manner of enforcement

If the Transaction Security is being enforced pursuant to Clause 12.2 (Enforcement instructions), the Security Trustee shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Debtor to be appointed by the Security Trustee) as the Instructing Group shall instruct or, in the absence of any such instructions, as the Security Trustee sees fit.

12.4	Exercise of voting rights

(a)	After the occurrence of an Insolvency Event in respect of any Debtor, prior to the Senior Discharge Date, each Intra-Group Lender irrevocably authorises the Security Trustee to exercise all powers of convening meetings, voting and representation in relation to that Debtor in respect of the Intra-Group Liabilities and the Subordinated Liabilities and each relevant Intra-Group Lender will provide all forms of proxy and representation requested by the Security Trustee for such purpose.

(b)	The Security Trustee shall give instructions for the purposes of paragraph (a) of this Clause 12.4 as directed by an Instructing Group.

(c)	Nothing in this Clause 12.4 will entitle the Security Trustee to exercise or require any Intra-Group Lender to exercise such powers in order to waive or amend any provision of the Debt Documents or waive, reduce, discharge or extend the date for payment of or reschedule the Subordinated Liabilities.

12.5	Waiver of rights

To the extent permitted under applicable law and subject to Clause 12.2 (Enforcement instructions), Clause 12.3 (Manner of enforcement), Clause 14 (Application of Proceeds) and paragraph (c) of Clause 13.2 (Distressed Disposals), each of the Secured Parties, the Debtors and other grantors of Transaction Security waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

12.6	Duties owed

Each of the Secured Parties, the Debtors and other grantors of Transaction Security acknowledges that, in the event that the Security Trustee enforces or is instructed to enforce the Transaction Security prior to the Senior Discharge Date, the duties to the Non Priority Hedge Counterparties (in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security) shall, subject to paragraph (c) of Clause 13.2 (Distressed Disposals), be no different to or greater than the duty that is owed by the Security Trustee, Receiver or Delegate to the Debtors or another other grantor of Transaction Security under general law.

13.	PROCEEDS OF DISPOSALS

13.1	Non-Distressed Disposals

(a)	Subject to paragraph (c) below, if, in respect of a disposal of:

(i)	an asset by a Debtor or a grantor of Transaction Security that is a member of the Group; or

(ii)	an asset which is subject to the Transaction Security,

to another member of the Group:

(A)	that disposal is permitted under (prior to the Revolving Facility Discharge Date) the Revolving Facility Documents and (prior to the Senior Secured Discharge Date) the Senior Secured Documents; and

(B)	that disposal is not a Distressed Disposal,

the Security Trustee is irrevocably authorised (at the cost of the relevant Debtor or the Company and without any consent, sanction, authority or further confirmation from any Creditor, Debtor or other grantor of Transaction Security that is a member of the Group):

(iii)	to release the Transaction Security over that asset;

(iv)	where that asset consists of shares in the capital of a Debtor, to release the Transaction Security over that Debtor’s or that other grantor of Transaction Security who is a member of the Group’s assets;

(v)	to execute and deliver or enter into any release of the Transaction Security described in paragraphs (iii) and (iv) above and issue any certificates of non crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Trustee, be considered necessary or desirable.

(b)	Subject to paragraph (c) below, if, in respect of a disposal of:

(i)	an asset by a Debtor or a grantor of Transaction Security that is a member of the Group; or

(ii)	an asset which is subject to the Transaction Security,

to a person or persons outside the Group:

(A)	that disposal is permitted under (prior to the Revolving Facility Discharge Date) the Revolving Facility Documents and (prior to the Senior Secured Discharge Date) the Senior Secured Documents;

(B)	that disposal is not a Distressed Disposal; and

(C)	that disposal is notified to each Representative,

the Security Trustee is irrevocably authorised (at the cost of the relevant Debtor or the Company and without any consent, sanction, authority or further confirmation from any Creditor, Debtor or other grantor of Transaction Security that is a member of the Group):

(iii)	to release the Transaction Security and any other claim (relating to a Debt Document) over that asset;

(iv)	where that asset consists of shares in the capital of a Debtor, to release the Transaction Security and any other claim (relating to a Debt Document) over that Debtor’s or that other grantor of Transaction Security who is a member of the Group’s assets;

(v)	to execute and deliver or enter into any release of the Transaction Security and any claim described in paragraphs (iii) and (iv) above and issue any certificates of non crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Trustee, be considered necessary or desirable.

(c)	If a disposal referred to in paragraph (a) or (b) above (each a “Non-Distressed Disposal”) is not made, each release of Transaction Security and, in respect of paragraph (b), each release of any claim, shall have no effect and the Transaction Security or claim (as the case may be) subject to that release shall continue in such force and effect as if that release had not been effected.

13.2 Distressed Disposals

(a)	If a Distressed Disposal is being effected the Security Trustee is irrevocably authorised (at the cost of the relevant Debtor and without any consent, sanction, authority or further confirmation from any Creditor, Debtor or other grantor of Transaction Security):

(i)	release of Transaction Security/non crystallisation certificates: to release the Transaction Security and any other claim over that asset and execute and deliver or enter into any release of that Transaction Security and claim and issue any letters of non crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Trustee, be considered necessary or desirable;

(ii)	release of liabilities and Transaction Security on a share sale (Debtor): if the asset which is disposed of consists of shares in the capital of a Debtor, to release:

(A)	that Debtor and any Subsidiary of that Debtor from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities; and

(3)	its Other Liabilities;

(B)	any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(C)	any other claim of an Intra-Group Lender, another Debtor or other grantor of Transaction Security over that Debtor’s assets or over the assets of any Subsidiary of that Debtor,

on behalf of the relevant Creditors, Debtors and other grantors of Transaction Security;

(iii)	release of liabilities and Transaction Security on a share sale (Holding Company): if the asset which is disposed of consists of shares in the capital of any Holding Company of a Debtor, to release:

(A)	that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(1)	its Borrowing Liabilities;

(2)	its Guarantee Liabilities; and

(3)	its Other Liabilities;

(B)	any Transaction Security granted by any Subsidiary of that Holding Company over any of its assets; and

(C)	any other claim of an Intra-Group Lender or another Debtor over the assets of any Subsidiary of that Holding Company,

on behalf of the relevant Creditors and Debtors;

(iv)	transfer of obligations in respect of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the “Disposed Entity”) and the Security Trustee (acting in accordance with paragraph (e) below) decides to transfer to another Debtor (the “Receiving Entity”) all or any part of the Disposed Entity’s obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(A)	the Intra-Group Liabilities; or

(B)	the Debtor Liabilities,

to execute and deliver or enter into any agreement to:

(C)	agree to the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(D)	to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities are to be transferred.

(b)	The net proceeds of each Distressed Disposal shall be paid to the Security Trustee for application in accordance with Clause 14 (Application of Proceeds) as if those proceeds were the proceeds of an enforcement of the Transaction Security.

(c)	In the case of a Distressed Disposal effected by or at the request of the Security Trustee (acting in accordance with paragraph (d) below), the Security Trustee shall ensure:

(i)	the proceeds of such disposal are received in cash (or substantially in cash);

(ii)	(x) all the claims of the Primary Creditors under the Debt Documents against any member of the Group (if any) whose shares are sold or disposed of pursuant to such Distressed Disposal are unconditionally released and discharged concurrently with such disposal (and not assumed by the relevant purchaser or any affiliate thereof) provided however that performance bonds and similar instruments shall not be required to be so released and discharged and (y) all Transaction Security in the assets that are sold or disposed of is simultaneously and unconditionally released and discharged concurrently with such sale.

(d)	For the purposes of paragraphs (a)(ii), (a)(iii), (a)(iv) and (c) above, the Security Trustee shall act:

(i)	if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 12.3 (Manner of enforcement); and

(ii)	in any other case:

(A)	on the instructions of the Instructing Group; or

(B)	in the absence of any such instructions, as the Security Trustee sees fit.

13.3	Creditors’ and Debtors’ actions

Each Creditor, Debtor and other grantor of Transaction Security will:

(a)	do all things that the Security Trustee requests in order to give effect to this Clause 13 (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Trustee may consider to be necessary to give effect to the releases or disposals contemplated by this Clause 13); and

(b)	if the Security Trustee is not entitled to take any of the actions contemplated by this Clause 13 or if the Security Trustee requests that any Creditor, Debtor or other grantor of Transaction Security take any such action, take that action itself in accordance with the instructions of the Security Trustee, provided that the proceeds of those disposals are applied in accordance with Clause 13.2 (Distressed Disposals).

14.	APPLICATION OF PROCEEDS

14.1	Order of application

Subject to the rights of creditors mandatorily preferred by law applying to companies generally and Clause 14.2 (Prospective liabilities) and Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral), all amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Debt Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 14, the “Recoveries”) shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 14), in the following order of priority:

(a)	(i) in discharging any sums owing to the Security Trustee, any Receiver or any Delegate

(ii)	in payment to each Revolving Agent on its own behalf for application towards the discharge of the Revolving Agent Liabilities (in accordance with the terms of the Revolving Facility Documents); and

(iii)	in payment to each Senior Secured Trustee on its own behalf for application towards the discharge of the Senior Secured Trustee Liabilities (in accordance with the Senior Secured Documents),

on a pro rata basis and ranking pari passu between paragraphs (i), (ii) and (iii) above, and in the case of paragraphs (ii) and (iii) above, arising in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Trustee under Clause 9.6 (Creditors’ actions);

(b)	in payment to:

(i)	each Revolving Agent on behalf of the Revolving Lenders; and

(ii)	the Hedge Counterparties,

for application towards the discharge of:

(A)	the Revolving Creditor Liabilities (in accordance with the terms of the Revolving Facility Documents); and

(B)	the Priority Hedging Liabilities (on the basis that the maximum amount of Priority Hedging Liabilities that a Hedge Counterparty may claim for is limited to its Allocated Amount),

on a pro rata basis between paragraphs (A) and (B) above;

(c)	in payment to each Senior Secured Trustee on behalf of the Senior Secured Noteholders for application (in accordance with the terms of the Senior Secured Documents) towards the discharge of the Senior Secured Liabilities on a pro rata basis;

(d)	in payment to the Hedge Counterparties for application towards the discharge of the Non Priority Hedging Liabilities on a pro rata basis;

(e)	if none of the Debtors is under any further actual or contingent liability under any Revolving Facility Document, Hedging Agreement or Senior Secured Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to any Debtor; and

(f)	the balance, if any, in payment to the relevant Debtor.

14.2	Prospective liabilities

Following a Distress Event the Security Trustee may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) for later application under Clause 14.1 (Order of Application) in respect of:

(a)	any sum to any Security Trustee, any Receiver or any Delegate; and

(b)	any part of the Liabilities,

that the Security Trustee reasonably considers, in each case, might become due or owing at any time in the future.

14.3	Treatment of RCF Cash Cover and Revolving Facility Cash Collateral

(a)	Nothing in this Agreement shall prevent any Issuing Bank or Ancillary Lender taking any Enforcement Action in respect of any RCF Cash Cover which has been provided for it in accordance with any Revolving Facility Agreement.

(b)	To the extent that any RCF Cash Cover is not held with the Relevant Issuing Bank or Relevant Ancillary Lender, all amounts from time to time received or recovered in connection with the realisation or enforcement of that RCF Cash Cover shall be paid to the Security Trustee and shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(i)	to the Relevant Issuing Bank or Relevant Ancillary Lender towards the discharge of the Revolving Creditor Liabilities for which that RCF Cash Cover was provided; and

(ii)	the balance, if any, in accordance with Clause 14.1 (Order of Application).

(c)	To the extent that any RCF Cash Cover is held with the Relevant Issuing Bank or Relevant Ancillary Lender, nothing in this Agreement shall prevent that Relevant Issuing Bank or Relevant Ancillary Lender receiving and retaining any amount in respect of that RCF Cash Cover.

(d)	Nothing in this Agreement shall prevent any Issuing Bank receiving and retaining any amount in respect of any Revolving Facility Cash Collateral provided for it in accordance with the terms of any Revolving Facility Agreement.

14.4	Investment of proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 14.1 (Order of Application) the Security Trustee may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) and for so long as the Security Trustee shall think fit (or until otherwise directed by an Instructing Group), the interest being credited to the relevant account, pending the application from time to time of those monies in the Security Trustee’s discretion in accordance with the provisions of this Clause 14.

14.5	Currency Conversion

(a)	For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the Security Trustee’s Spot Rate of Exchange.

(b)	The obligations of any Debtor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

14.6	Permitted Deductions

The Security Trustee shall be entitled, in its discretion, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

14.7	Good Discharge

(a)	Any payment to be made in respect of the Secured Obligations by the Security Trustee:

(i)	may be made to the relevant Representative on behalf of its Creditors;

(ii)	may be made to the Relevant Issuing Bank or Relevant Ancillary Lender in accordance with paragraph (b)(i) of Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral); or

(iii)	shall be made directly to the Hedge Counterparties,

and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.

(b)	The Security Trustee is under no obligation to make the payments to any Representative or the Hedge Counterparties under paragraph (a) of this Clause 14.7 in the same currency as that in which the Liabilities owing to the relevant Creditor are denominated.

14.8	Calculation of Amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security Trustee shall be entitled to:

(a)	notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Trustee), that notional conversion to be made at the spot rate at which the Security Trustee is able to purchase the notional base currency with the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made; and

(b)	assume that all moneys received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

(c)	Notwithstanding anything to the contrary set out in this Agreement, no money received or recovered from a French Debtor as a result of the enforcement or realisation of the Security Property shall be applied in discharge of any Liabilities if such discharge would result in or have the effect of an unlawful payment or discharge including (but not limited to) pursuant to Articles L.225-216, L.241-3 or L.242-36 and L.223-11 of the French Code de commerce.

15.	HEDGE COUNTERPARTY GUARANTEE

15.1	Guarantee and Indemnity

Each Debtor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Hedge Counterparty the punctual performance by each other Debtor of all its obligations under the Hedging Agreements;

(b)	undertakes with each Hedge Counterparty that whenever another Debtor does not pay any amount when due under or in connection with any Hedging Agreement, that Debtor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Debtor under this indemnity will not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee.

15.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Debtor under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

15.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Debtor or any other grantor of Transaction Security or any security for those obligations or otherwise) is made by a Hedge Counterparty in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration, examinership, receivership or otherwise, without limitation, then the liability of each Debtor under this Clause 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

15.4	Waiver of defences

(a)	The obligations of each Debtor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause 15, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Hedge Counterparty) including:

(i)	any time, waiver or consent granted to, or composition with, any Debtor, any other grantor of Transaction Security or other person;

(ii)	the release of any other Debtor, any other grantor of Transaction Security or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor, any other grantor of Transaction Security or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor, any other grantor of Transaction Security or any other person;

(v)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Hedging Agreement or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any Hedging Liability under any Hedging Agreement or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Hedging Agreement or any other document or security;

(vii)	any insolvency or similar proceedings; or

(viii)	any benefit (beneficio) under Spanish Law, including but not limited to, benefits of prior exhaustion of the main debtor’s assets (excusión), division (división) and order (orden), which shall not in any event apply.

(b)	Each Debtor irrevocably and unconditionally waives and abandons any and all rights or entitlement which it has or may have under the existing or future laws of the Island of Jersey whether by virtue of the customary law rights of:

(i)	droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against it in respect of its obligations under any Hedging Agreement or this Clause 15, and irrevocably and unconditionally undertakes that if at any time proceedings are brought against it in respect of its obligations under any Hedging Agreement or this Clause 15 and any other person is not also joined in any such proceedings, it will not require that any other person be joined in or otherwise made a party to such proceedings, whether the formalities required by any law of the Island of Jersey whether existing or future in regard to the rights or obligations of sureties shall or shall not have been complied with or observed; and

(ii)	droit de division or otherwise, to require that any liability under any Hedging Agreement or this Clause 15 be divided or apportioned with any other person or reduced in any manner.

15.5	Debtor intent

Without prejudice to the generality of Clause 15.4 (Waiver of defences), each Debtor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Hedging Agreements; any other variation or extension of the purposes for which any such hedging transaction or amount might be utilised from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.6	Immediate recourse

Each Debtor waives any right it may have of first requiring any Hedge Counterparty (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Debtor under this Clause 15. This waiver applies irrespective of any law or any provision of a Hedging Agreement to the contrary.

15.7	Appropriations

Until all amounts which may be or become payable by the Debtors under or in connection with the Hedging Agreements have been irrevocably paid in full, each Hedge Counterparty (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Hedge Counterparty (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Debtor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Debtor or on account of any Debtor’s liability under this Clause 15.

15.8	Deferral of Debtor’s Rights

Until all amounts which may be or become payable by the Debtors under or in connection with the Hedging Agreement have been irrevocably paid in fall, no Debtor will exercise any rights which it may have by reason of performance by it of its obligations under any Hedging Agreement or by reason of any amount being payable, or liability arising, under this Clause 15:

(a)	to be indemnified by a Debtor or any other grantor of Transaction Security;

(b)	to claim any contribution from any other guarantor of any Debtor’s obligations under the Hedging Agreements or this Clause 15;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Hedge Counterparties under the Hedging Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Hedging Agreements by any Hedge Counterparty;

(d)	to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, in respect of which any Debtor has given a guarantee, undertaking or indemnity under Clause 15.1 (Guarantee and Indemnity);

(e)	to exercise any right of set off against any Debtor or any other grantor of Transaction Security; and/or

(f)	to claim or prove as a creditor of any Debtor or any other grantor of Transaction Security in competition with any Hedge Counterparty.

If a Debtor or a grantor of Transaction Security receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Hedge Counterparties by the Debtors under or in connection with the Hedging Agreements or this Clause 15 to be repaid in full on trust for the Hedging Counterparties and shall promptly pay or transfer the same to the Security Trustee for applicable in accordance with Clause 14 (Application of proceeds).

15.9	Release of Debtors’ right of contribution

If any Debtor (a “Retiring Debtor”) ceases to be a Debtor for the purpose of any sale or other disposal of that Retiring Debtor then on the date such Retiring Debtor ceases to be a Debtor:

(a)	that Retiring Debtor is released by each other Debtor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Debtor arising by reason of the performance by any other Debtor of its obligations under the Hedging Agreements or this Clause 15; and

(b)	each other Debtor waives any rights it may have by reason of the performance of its obligations under this Clause 15 or the Hedging Agreements to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Hedge Counterparties under the Hedging Agreements, this Clause 15 or of any other security taken pursuant to, or in connection with, the Hedging Agreements or this Clause 15 where such rights or security are granted by or in relation to the assets of the Retiring Debtor.

15.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Hedge Counterparty.

15.11	Dutch Guarantee Limitation

Notwithstanding any other provision of this Clause 15 the guarantee, indemnity and other obligations of any Dutch Debtor expressed to be assumed in this Clause 15 shall be deemed not to be assumed by such Dutch Debtor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:207c or 2:98c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Debt Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Dutch Debtors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

15.12	French Guarantee Limitation

No French Debtor shall have any liabilities as guarantor under this Clause 15.

15.13	German Guarantee Limitation

If the guarantee and indemnity granted in this Clause 15 (the Guarantee”) is given by a Debtor incorporated in Germany in the legal form of a limited liability company (Gesellschaft mit beschränkter Haftung (GmbH)) (a “German GmbH Debtor”), the following shall apply:

(a)	The Hedge Counterparties shall be entitled to enforce the Guarantee against the relevant German GmbH Debtor or without limitation in respect of:

(i)	all and any amounts which are owed under the Hedging Agreements by such German GmbH Debtor itself or by any of its Subsidiaries; and

(ii)	all and any amounts which correspond to funds that have been received under the Debt Documents or amounts borrowed or documentary credits or other financial accommodation provided under any ancillary facility, in each case to the extent lent or otherwise passed on to, or issued for the benefit of, the relevant German GmbH Debtor or any of its Subsidiaries, or for the benefit of any of their creditors and in each case not repaid and outstanding from time to time ((i) and (ii) are collectively referred to as the “Unlimited Enforcement Events”).

(b)	Beyond the Unlimited Enforcement Events the Hedge Counterparties shall not be entitled to enforce the Guarantee against the relevant German GmbH Debtor if and to the extent that:

(i)	the Guarantee secures the obligations of an Debtor which is (x) a direct or indirect shareholder of the German GmbH Debtor or (y) an affiliated company (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) of a shareholder of the German GmbH Debtor (other than the German GmbH Debtor and its Subsidiaries) (the “Up-Stream and/or Cross-Stream Guarantee”); and

(ii)	the enforcement would have the effect of (x) reducing the German GmbH Debtor’s net assets (Reinvermogen) (the “Net Assets”) to an amount of less than its stated share capital (Stammkapital) or, if the Net Assets are already an amount of less than its stated share capital, of causing such amount to be further reduced and (y) thereby causing a violation of the capital maintenance requirements as set forth in section 30, para. 1 German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung) as amended from time to time provided that the amount of the stated share capital to be taken into consideration shall be the amount registered in the commercial register at the date hereof, and any increase of the stated share capital registered after the date of this Agreement shall only be taken into account if such increase has been effected with the prior written consent of the Revolving Agent (such consent shall not be unreasonably withheld).

(c)	The Net Assets shall be calculated as an amount equal to the sum of the values of the German GmbH Debtor’s assets (consisting of all assets which correspond to the items set forth in section 266 sub-section (2) A, B and C of the German Commercial Code (Handelsgesetzbuch) less the aggregate amount of the German GmbH Debtor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in section 266 sub-section (3) B, C and D of the German Commercial Code), save that:

(i)	any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset and that can be realised shall be taken into account with its market value, to the extent that such assets are not necessary for the relevant German GmbH Debtor’s business (nicht betriebsnotwendig) and to the extent that such realisation is necessary to satisfy the amount owed under the Guarantee (for the purpose of this clause a book value being significantly lower than the market value shall as a general rule be assumed if the book value is 35 per cent. lower than the market value);

(ii)	obligations under loans provided to the German GmbH Debtor by any member of the Group shall not be taken into account as liabilities as far as such loans are subordinated by law or by contract at least to the claims of the unsubordinated creditors of the German GmbH Debtor; and

(iii)	obligations under loans or other contractual liabilities incurred by the German GmbH Debtor in a culpable (schuldhaft) violation of the provisions of the Debt Documents shall not be taken into account as liabilities.

The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsädtze ordnungsmäBiger Buchfuhrung) and, to the extent such accounting principles provide for discretion, be based on the same principles that were applied by the German GmbH Debtor in the preparation of its most recent annual balance sheet (Jahresbilanz) and, in any event, in accordance with the jurisprudence from time to time of the German Federal Court of Justice (Bundesgerichtshof) relating to the protection of liable capital under Sections 30 and 31 of the German Limited Liability Companies Act.

(d)	The limitations set out in paragraph (b) above shall only apply if:

(i)	the German GmbH Debtor delivers to the Revolving Agent, without undue delay but not later than within 10 Business Days (or such longer period as has been agreed between the German GmbH Debtor and the Revolving Agent) after receipt of a request for payment under the Guarantee by the Revolving Agent, a determination prepared by the German GmbH Debtor’s management stating which amount of the Up-Stream and/or Cross-Stream Guarantee cannot be enforced as it would cause the Net Assets of the relevant German GmbH Debtor being less than its stated share capital or, if the Net Assets are already an amount of less than its stated share capital, of causing such amount to be further reduced (taking into account the adjustments set out in paragraph (c) above (the “Management Determination”); and

(ii)	provided that if the Revolving Agent (acting reasonably) disagrees with the Management Determination, the German GmbH Debtor delivers to the Revolving Agent, without undue delay but not later than within 20 Business Days (or such longer period as has been agreed between the German GmbH Debtor and the Revolving Agent) from the date the Revolving Agent has contested the Management Determination, an up to date balance sheet prepared by a firm of auditors of international standard and reputation which shows the amount of the Up-Stream and/or Cross-Stream Guarantee that cannot be enforced without the Net Assets of the relevant German GmbH Debtor becoming less than its stated share capital or, if the Net Assets are already an amount of less than its stated share capital, of causing such amount to be further reduced (the “Balance Sheet”). The Balance Sheet shall be prepared in accordance with the principles set out in paragraph (c) above and shall contain further information (in reasonable detail) relating to items to be adjusted pursuant to paragraph (c) above.

If the German GmbH Debtor fails to deliver the Management Determination or the Balance Sheet within the aforementioned time periods, the Hedge Counterparties shall be entitled to enforce the Guarantee irrespective of the limitations set out in paragraph (b) above.

(e)	If the Revolving Agent (acting for and on behalf of the Hedge Counterparties) disagrees with the Management Determination and/or the Balance Sheet, the Revolving Agent (acting for and on behalf of the Hedge Counterparties) shall be entitled to enforce the Guarantee up to the amount which, according to the Management Determination or the Balance Sheet, as the case may be, can be enforced in compliance with the limitations set out in paragraph (b) above. In relation to any additional amounts for which the German GmbH Debtor is liable under the Guarantee, the Hedge Counterparties shall be entitled to further pursue their claims (if any) and the relevant German GmbH Debtor shall be entitled to prove that this amount is necessary for maintaining its stated share capital (calculated as of the date the demand under the Guarantee was made).

(f)	No reduction of the amount enforceable under this Clause 15.13 will prejudice the right of the Hedge Counterparties to continue enforcing the Guarantee (subject always to the operation of the limitations set out above at the time of such enforcement) until full satisfaction to the claims guaranteed.

15.14	Spanish Guarantee Limitation

(a)	The obligations under this Clause 15 of any Debtor incorporated in Spain (a “Spanish Debtor”) as a sociedad de responsabilidad limitada shall (i) not extend to any obligation incurred by any Debtor as a result of such Debtor borrowing (or guaranteeing the borrowing of) funds (but only in respect of those funds) for the purpose of (A) acquiring quotas (participaciones sociales) representing the share capital of such Spanish Debtor or quotas (participaciones sociales) or shares (acciones) representing the share capital of a company within its group or (B) refinancing a previous debt incurred by any Debtor for the acquisition of quotas (participaciones sociales) representing the share capital of such Spanish Debtor or quotas (participaciones sociales) or shares (acciones) representing the share capital of a company within its group, and shall (ii) be deemed not to be undertaken or incurred by a Spanish Debtor to the extent that the same would constitute unlawful financial assistance within the meaning of article 40.5 of the Spanish Limited Liability Companies Act 2/1995, 23 March (Ley de Sociedades de Responsabilidad Limitada) and, in that case, all provisions of this Agreement shall be construed accordingly in the sense that, in no case, can any guarantee or Security given by a Spanish Debtor secure repayment of the abovementioned funds.

(b)	For the purposes of paragraph (a) above, a reference to the “group” of a Spanish Debtor shall mean such Spanish Debtor and any other companies constituting a group as such term is defined under article 42 of the Spanish Commercial Code (Código de Comercio),

(c)	The obligations under this Clause 15, any Spanish Debtor incorporated as a sociedad anonima shall (i) not extend to any obligation incurred by any Debtor as a result of such Debtor borrowing (or guaranteeing the borrowing of) funds (but only in respect of those funds) for the purpose of (A) acquiring shares (acciones) representing the share capital of such Spanish Debtor or shares (acciones) or quotas (participaciones sociales) representing the share capital of its holding company or (B) refinancing a previous debt incurred by any Debtor for the acquisition of shares (acciones) representing the share capital of such Spanish Debtor or shares (acciones) or quotas (participaciones sociales) representing the share capital of its holding company, and shall (ii) be deemed not to be undertaken or incurred by a Spanish Debtor to the extent that the same would constitute unlawful financial assistance within the meaning of article 81 of the Royal Decree-Law on Spanish Stock Companies (Texto Refundido de la Ley de Sociedades Anonimas), and, in that case, all provisions of this Agreement shall be construed accordingly in the sense that, in no case, can any guarantee or Security given by a Spanish Debtor secure repayment of the above-mentioned funds.

(d)	For the purposes of paragraph (c) above, a reference to a “holding company” of a Spanish Debtor shall mean the company which, directly or indirectly, owns the majority of the voting rights of such Spanish Debtor or that may have a dominant influence on such Spanish Debtor. It shall be presumed that one company has a dominant influence on another company when:

(i)	any of the scenarios set out in section 1 of article 42 of the Spanish Commercial Code (Codigo de Comercio) are met; or

(ii)	when at least half plus one of the members of the managing body of the Spanish Debtor are also members of the managing body or top managers (altos directivos) of the dominant company or of another company controlled by such dominant company.

15.15	Republic of Ireland Guarantee Limitation

The guarantee and indemnity contained in this Clause 15 (the “Guarantee”) shall not apply to any liability of a Debtor incorporated in the Republic of Ireland to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of Section 60 of the Companies Act 1963 or any equivalent and applicable provisions under the laws of any relevant jurisdiction.

15.16	Danish Guarantee Limitation

Notwithstanding anything set out to the contrary in this Agreement (including without limitation Clause 2 (Ranking and priority), Clause 14 (Application of proceeds) and Clause 20 (Indemnities)), the obligations of any Debtor incorporated in Denmark hereunder shall be limited if and to the extent required to comply with Danish statutory provisions on unlawful financial assistance, at the date of this Agreement including, but not limited to, Sections 115 and 115a of the Danish Act on Public Limited Liability Companies or Sections 49 and 50 of the Danish Private Limited Companies Act.

15.17	Belgian Guarantee Limitation

The guarantee, indemnity and other obligations of any Belgian Debtor under this Clause 15 (Hedge Counterparty Guarantee) shall not include any liability which would constitute unlawful financial assistance within the meaning of Article 629 of the Belgian Company Code and shall be limited, at any time, to a maximum aggregate amount equal to the greater of:

(a)	an amount equal to EUR 5,000,000;

(b)	an amount equal to 90 per cent. of that Belgian Debtor’s net assets (as determined in accordance with the Belgian Companies Code and accounting principles generally accepted in Belgium, but not taking intra-groups debts into account as debts) as shown by the latest audited annual financial statements publicly available on the date on which the relevant demand is made;

(c)	the aggregate amount outstanding on the day prior to the date on which the relevant demand is made, of (i) the principal amount borrowed by the Belgian Debtor under and pursuant to the Revolving Facility Agreement, and (ii) any intra-group loans or facilities made to the Belgian Debtor by any other member of the Group using all or part of the proceeds of the Revolving Facility Agreement and the Senior Secured Notes (whether or not such intra-group loan is retained by the Belgian Debtor for its own purposes or on-lent to another Group company) outstanding on the day prior to the date on which the relevant demand is made, it being understood that such aggregate amount of (i) and (ii) shall be limited, at any time, to a maximum aggregate amount of EUR 10 million; and

(d)	the aggregate value of the enforcement proceeds of the assets that have been pledged, charged, assigned by way of security or mortgaged to the benefit of the Security Trustee by that Belgian Debtor.

It is agreed between Parties that paragraph (c) shall only apply if the Belgian Debtor’s net assets (as determined in accordance with the Belgian Companies Code and accounting principles generally accepted in Belgium, but not taking intra-groups debts into account as debts) as shown by the latest audited financial statements publicly available on the date on which the relevant demand is made, exceed EUR 2.5 million.

16.	THE SECURITY TRUSTEE

16.1	Trust

(a)	The Security Trustee declares that it shall hold the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)	Each Party agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Trustee is expressed to be a party (and no others shall be implied).

16.2	Parallel Debt

(a)	Notwithstanding any other provision of this Agreement, each Debtor hereby irrevocably and unconditionally undertakes to pay to the Security Trustee, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Debtor to each of the Secured Parties under each of the Debt Documents as and when that amount falls due for payment under the relevant Debt Document or would have fallen due but for any discharge resulting from failure to another Secured Party to take appropriate steps, in insolvency proceedings affecting that Debtor, to preserve its entitlement to be paid that amount (with respect to German Security Interests, this undertaking shall be an abstract acknowledgement of a debt (abstraktes Schuldanerkenntnis)).

(b)	Subject to paragraph (d) below, the Security Trustee shall have its own independent right to demand payment of the amounts payable by each Debtor under this Clause 16, irrespective of any discharge (other than by way of payment) of such Debtor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Debtor, to preserve their entitlement to be paid those amounts.

(c)	Any amount due and payable by the Debtors to the Security Trustee under this Clause 16 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Debt Documents and any amount due and payable by the Debtors to the other Secured Parties under those provisions shall be decreased to the extent that the Security Trustee has received (and is able to retain) payment in full of the corresponding amount under this Clause 16.

(d)	The rights of the Secured Parties (other than the Security Trustee) to receive payment of amounts payable by each Debtor under the Debt Documents are several and are separate and independent from, and without prejudice to, the rights of the Security Trustee to receive payment under this Clause 16.

16.3	Joint and Several Creditor

(a)	Each of the Debtors and the Secured Parties agree that the Security Trustee shall be the joint and several creditor (together with the relevant Secured Party) of each and every obligation of such Debtor towards each of the Secured Parties under the Debt Documents and that accordingly the Security Trustee will have its own independent right to demand performance by the relevant Debtor of such obligation. However, any discharge of a Debtor of any such obligation to one of the Security Trustee or a Secured Party shall, to the same extent, discharge such Debtor vis-a-vis the other party, and a Secured Party and the Security Trustee shall not, by virtue of this Clause 16.3, be entitled to pursue the Debtor concurrently for the same obligation.

(b)	Without limiting or affecting the Security Trustee’s rights against any Debtor (whether under this Clause or under any other provision of any Debt Document), the Security Trustee agrees with each Secured Party that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor with a Secured Party except with the consent of the relevant Secured Party. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Security Trustee’s right to act in the protection or preservation of rights under or to enforce any Debt Document as contemplated by this Agreement and/or the relevant Debt Document (or to do any act reasonably incidental to any of the foregoing).

16.4 Appointment as agent and administrator in relation to German Security Interests

(a)	In relation to the German Security Interests, the Security Trustee shall:

(i)	hold, administer and (subject to the same having become enforceable and to the terms of this Agreement) realise any such German Security Interest which is Security transferred or assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise granted under a non-accessory security right (nicht-akzessorische Sicherheit) to it in its own name as trustee (treuhänderisch) for the benefit of the Secured Parties; and

(ii)	administer and (subject to the same having become enforceable and to the terms of this Agreement) realise in the name of and on behalf of the Secured Parties any German Security Interest which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) in the name and on behalf of the Secured Parties.

(b)	Each Secured Party (other than the Security Trustee) hereby authorises the Security Trustee to accept as its representative (Stellvertreter) any pledge or other creation of any accessory security right made to such Secured Party in relation to the Debt Documents and to act and execute on its behalf as its representative (Stellvertreter), subject to the terms of the Debt Documents, amendments or releases of, accessions and alterations to, and to carry out similar dealings with regard to any German Security Document which creates a pledge or any other accessory security right (akzessorische Sicherheit).

(c)	Each Secured Party which becomes a party to any Revolving Facility Document or any Senior Secured Document ratifies and approves all acts and declarations previously done by the Security Trustee on such Secured Party’s behalf (including for the avoidance of doubt the declarations made by the Security Trustee as representative without power of attorney (Vertreter ohne Vertretungsmacht)) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party in respect of the German Security Documents.

(d)	Each relevant Debtor and each relevant Secured Party agrees that the German Security Documents entered into between them in addition to this Agreement shall be subject to the relevant terms of this Agreement.

(e)	The Security Trustee shall and is hereby authorised by each of the Secured Parties (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and each other Party where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any security created under the German Security Interests in relation to the disposal of any asset which is permitted under the German Security Interests or consented or agreed upon in accordance with the Debt Documents.

(f)	Each Secured Party hereby irrevocably authorises the Security Trustee to act on its behalf and if required under applicable law, or if otherwise appropriate, in its name and on its behalf in connection with the preparation, execution and delivery of the German Security Interests and the perfection and monitoring of the German Security Interests, including but not limited to, any share pledge, mortgage, assignment or transfer of title for security purposes. The Security Trustee is authorised to make all statements necessary or appropriate in connection with the foregoing sentence.

(g)	Each of the Debtors and the Secured Parties hereby relieves the Security Trustee from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch BGB) in order to enable the Security Trustee to perform its duties and obligations as Security Trustee hereunder.

(h)	It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Clause 16.4, the relationship of the Secured Parties to the Security Trustee in relation to any German Security Interest shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Clause 16.4 shall have full force and effect between the Parties.

16.5 Appointment as agent and administrator in relation to Spanish Security Interests

(a)	In relation to the Spanish Security Interests, the Security Trustee shall:

(i)	accept, hold, administer and (subject to the same having become enforceable and to the terms of this Agreement) realise any such Spanish Security Interest which is Security granted transferred or assigned or otherwise granted under a non-accessory security right to the Secured Parties or to the Security Trustee in its own name as trustee or security agent for the benefit of the Secured Parties or on behalf of the Secured Parties; and

(ii)	administer, enforce and (subject to the same having become enforceable and to the terms of this Agreement) realise in the name of and on behalf of the Secured Parties any Spanish Security Interest which is pledged or otherwise transferred to any Secured Party under an accessory security right in the name and on behalf of the Secured Parties.

(b)	Each Secured Party (other than the Security Trustee) hereby authorises the Security Trustee to accept as its representative any pledge or other creation of any accessory security right made to such Secured Party in relation to the Debt Documents and to act and execute on its behalf as its representative, subject to the terms of the Debt Documents, amendments or releases of, accessions and alterations to, and to carry out similar dealings with regard to any Spanish Security Document which creates a pledge or any other accessory security right.

(c)	Each Secured Party which becomes a party to any Revolving Facility Document or any Senior Secured Document ratifies and approves all acts and declarations previously done by the Security Trustee on such Secured Party’s behalf (including for the avoidance of doubt the declarations made by the Security Trustee as representative in relation to the creation of any pledge on behalf and for the benefit of any Secured Party in respect of the Spanish Security Documents).

(d)	Each relevant Debtor and each relevant Secured Party agrees that the Spanish Security Documents entered into between them in addition to this Agreement shall be subject to the relevant terms of this Agreement.

(e)	The Security Trustee shall and is hereby authorised by each of the Secured Parties (and to the extent it may have any interest therein, every other party hereto) to execute on behalf of itself and each other Party where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any security created under the Spanish Security Documents in relation to the disposal of any asset which is permitted under the Spanish Security Documents or consented or agreed upon in accordance with the Debt Documents.

(f)

Each Secured Party hereby irrevocably authorises the Security Trustee to act on its behalf and if required under applicable law, or if otherwise appropriate, in its name and on its behalf in connection with the acceptance, preparation, execution, enforcement and delivery of the Spanish Security Interests and Spanish Security Documents and the perfection and monitoring of the Spanish Security Interests and the Spanish Security Documents, including but not limited to, any share pledge, mortgage, assignment or transfer of title for security purposes. The Security Trustee is authorised to make all statements necessary or appropriate in connection with the foregoing sentence and collect all amounts payable to any Secured Party in respect of any Transaction Security Document in one or more accounts opened by the Security Trustee for such purpose, and the Security Trustee shall thereafter distribute any such amounts due to the Secured Parties in accordance with the provisions of this Agreement.

(g)	It is hereby agreed that, in relation to any jurisdiction the courts of which would not recognise or give effect to the trust expressed to be created by this Clause 16.5, the relationship of the Secured Parties to the Security Trustee in relation to any Spanish Security Interest shall be construed as one of principal and agent but, to the extent permissible under the laws of such jurisdiction, all the other provisions of this Clause 16.5 shall have fall force and effect between the Parties.

16.6	French Security

The Security Trustee is hereby appointed as agent (mandataire) of the Secured Parties pursuant to Article 1984 et seq. of the French Code Civil, to represent and act on behalf of each Secured Party in relation to any actions required or advisable in connection with the entry into, performance, management and foreclosure of, and in respect of any dispute arising from or in connection with, any French Security Interest created pursuant to any French Security Document, pursuant and subject to the provisions of Clauses 16.7 (No independent power) to 16.23 (Winding up of trust) (inclusive), which shall apply mutatis mutandis for the purposes of the Security Trustee acting as agent (mandataire) of the Secured Parties pursuant to Article 1984 et seq. of the French Code Civil.

16.7	Appointment of the Security Trustee in relation to Belgian Security Documents

(a)	For the purposes of this Clause 16.7, “Belgian Security Document” means any Security Document governed by Belgian law.

(b)	Each Secured Party (other than the Security Trustee) hereby appoints the Security Trustee as:

(i)	its representative (vertegenwoordiger / representant) within the meaning of article 5 of the Belgian Financial Collateral Act of 15 December 2004 in respect of the Belgian Security Documents relating to financial instruments and cash on account; and

(ii)	its representative (lasthebber / mandataire) within the meaning of Article 1984 et seq. of the Belgian Civil Code in respect of any Belgian Security Document other than any mentioned in paragraph (i) above, to represent and act on behalf of each Secured Party in relation to any action required or advisable in connection with the entry into, performance, management and foreclosure of, and in respect of any dispute arising from or in connection with, any Belgian Security Document, pursuant and subject to the provisions of Clauses 16.8 (No independent power) to 16.23 (Winding up of trust) (inclusive), which shall apply mutatis mutandis for the purposes of the Security Trustee acting as representative of the Secured Parties within the meaning of paragraphs (i) and (ii) above.

16.8	No independent power

Subject to Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral), the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Trustee.

16.9 Instructions to Security Trustee and exercise of discretion

(a)	Subject to paragraphs (d) and (e) below, the Security Trustee shall act in accordance with any instructions given to it by an Instructing Group or, if so instructed by an Instructing Group, refrain from exercising any right, power, authority or discretion vested in it as Security Trustee and shall be entitled to assume that (i) any instructions received by it from a Representative, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

(b)	The Security Trustee shall be entitled to request instructions, or clarification of any direction, from an Instructing Group as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

(c)	Save as provided in Clause 12 (Enforcement of Transaction Security), any instructions given to the Security Trustee by an Instructing Group shall override any conflicting instructions given by any other Parties.

(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Trustee to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Trustee’s own position in its personal capacity as opposed to its role of Security Trustee for the Secured Parties including, without limitation, the provisions set out in Clause 16.11 (Security Trustee’s discretions) to Clause 16.27 (Disapplication);

(iv)	in respect of the exercise of the Security Trustee’s discretion to exercise a right, power or authority under any of:

(A)	Clause 13.1 (Non-Distressed Disposals);

(B)	Clause 14.1 (Order of application);

(C)	Clause 14.2 (Prospective liabilities);

(D)	Clause 14.3 (Treatment of RCF Cash Cover and Revolving Facility Cash Collateral); and

(E)	Clause 14.6 (Permitted Deductions).

(e)	If giving effect to instructions given by an Instructing Group would (in the Security Trustee’s opinion) have an effect equivalent to an Intercreditor Amendment, the Security Trustee shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Trustee) whose consent would have been required in respect of that Intercreditor Amendment.

(f)	In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i)	it has not received any instructions from an Instructing Group as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Trustee shall do so having regard to the interests of all the Secured Parties.

(g)	In determining the amount of the Senior Secured Liabilities of any Senior Secured Noteholder or group of Senior Secured Noteholders for any purposes under this Agreement whether requests from, or the consent of, the Majority Senior Creditors have been obtained the Security Trustee shall only be required to consider:

(i)	in respect of Senior Secured Noteholders (other than Additional Senior Secured Creditors), instructions from the Senior Secured Trustee (in accordance with the relevant Senior Secured Documents) indicating the amount of the Senior Secured Liabilities held by the relevant Senior Secured Noteholders requesting or consenting to such action; and

(ii)	in respect of Additional Senior Secured Creditors, instructions from the applicable Additional Senior Secured Trustee (in accordance with the applicable Senior Secured Debt Instrument) indicating the amount of the Additional Senior Secured Liabilities held by the relevant Additional Senior Secured Creditors.

16.10	Security Trustee’s Actions

Without prejudice to the provisions of Clause 12 (Enforcement of Transaction Security) and Clause 16.9 (Instructions to Security Trustee and exercise of discretion), the Security Trustee may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Debt Documents as it considers in its discretion to be appropriate.

16.11	Security Trustee’s discretions

The Security Trustee may:

(a)	assume (unless it has received actual notice to the contrary from a Hedge Counterparty or from one of the Representatives) that (i) no Event of Default has occurred and no Debtor or any other grantor of Transaction Security is in breach of or default under its obligations under any of the Debt Documents and (ii) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised;

(b)	if it receives any instructions or directions under Clause 12 (Enforcement of Transaction Security) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied;

(c)	engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)	rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor, Subordinated Creditor, a Debtor or any other grantor of Transaction Security, upon a certificate signed by or on behalf of that person; and

(e)	refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting.

16.12	Security Trustee’s obligations

The Security Trustee shall promptly:

(a)	copy to (i) each Representative and (ii) each Hedge Counterparty the contents of any notice or document received by it from any Debtor or any other grantor of Transaction Security under any Debt Document;

(b)	forward to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party provided that, except where a Debt Document expressly provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c)	inform (i) each Representative and (ii) each Hedge Counterparty of the occurrence of any Event of Default or any default by a Debtor or any other grantor of Transaction Security in the due performance of or compliance with its obligations under any Debt Document of which the Security Trustee has received notice from any other Party; and

(d)	to the extent that a Party (other than the Security Trustee) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the relevant Security Trustee’s Spot Rate of Exchange.

16.13	Excluded obligations

Notwithstanding anything to the contrary in the Debt Documents, the Security Trustee shall not:

(a)	be bound to enquire as to (i) whether or not any Event of Default has occurred or (ii) the performance, default or any breach by a Debtor or any other grantor of Transaction Security of its obligations under any of the Debt Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty;

(d)	have or be deemed to have any relationship of trust or agency with, any Debtor or any other grantor of Transaction Security or any Subordinated Creditor.

16.14	Exclusion of liability

None of the Security Trustee, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)	any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from a Representative or otherwise unless directly caused by its gross negligence or wilful misconduct;

(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Security Property.

16.15	No proceedings

No Party (other than the Security Trustee, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Trustee, a Receiver or a Delegate in respect of any claim it might have against the Security Trustee, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Trustee, a Receiver or a Delegate may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Rights Act.

16.16	Own responsibility

Without affecting the responsibility of any Debtor or any other grantor of Transaction Security for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group and each grantor of Transaction Security;

(b)	the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d)	the adequacy, accuracy and/or completeness of any information provided by the Security Trustee or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

16.17 No	responsibility to perfect Transaction Security

The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor or any other grantor of Transaction Security to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Transaction Security;

(d)	take, or to require any of the Debtors or any other grantor of Transaction Security to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.

16.18	Insurance by Security Trustee

(a)	The Security Trustee shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents. The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)	Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless a Representative shall have requested it to do so in writing and the Security Trustee shall have failed to do so within fourteen days after receipt of that request.

16.19	Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

16.20	Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors or any other grantor of Transaction Security may have to any of the Charged Property and shall not be liable for or bound to require any Debtor or any other grantor of Transaction Security to remedy any defect in its right or title.

16.21	Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

16.22	Business with the Debtors

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors and any other grantor of Transaction Security.

16.23	Winding up of trust

If the Security Trustee, with the approval of each of the Representatives and each Hedge Counterparty, determines that (a) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor pursuant to the Debt Documents:

(a)	the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents; and

(b)	any Retiring Security Trustee shall release, without recourse or warranty, all of its rights under each of the Security Documents.

16.24	Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

16.25	Powers supplemental

The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

16.26	Trustee division separate

(a)	In acting as trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)	If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

16.27	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

16.28	Intra-Group Lenders and Debtors: Power of Attorney

Each Intra-Group Lender and Debtor by way of security for its obligations under this Agreement irrevocably appoints the Security Trustee to be its attorney to do anything which that Intra-Group Lender or Debtor has authorised the Security Trustee or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Trustee may delegate that power on such terms as it sees fit).

17.	CHANGE OF SECURITY TRUSTEE AND DELEGATION

17.1	Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint one of its affiliates as successor by giving notice to the Company, each Representative and the Hedge Counterparties.

(b)	Alternatively the Security Trustee may resign by giving not less than 30 days’ notice to the other Parties in which case (prior to the Revolving Facility Discharge Date) the Majority Revolving Lenders or (after the Revolving Facility Discharge Date and prior to the Senior Secured Discharge Date) the Senior Secured Trustees may appoint a successor Security Trustee (after consultation with the Company).

(c)	If the Majority Revolving Lenders (or, after the Revolving Facility Discharge Date and prior to the Senior Secured Discharge Date, the Senior Secured Trustees) have not appointed a successor Security Trustee in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Trustee (after consultation with the Representatives) may appoint a successor Security Trustee which must be a financial institution of good standing and have an office in the United Kingdom through which it will be acting for the purposes of the Debt Documents to which it is party including this Agreement.

(d)	The retiring Security Trustee (the “Retiring Security Trustee”) shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Debt Documents.

(e)	The Security Trustee’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

(f)	Upon the appointment of a successor, the Retiring Security Trustee shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 16.23 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Trustee, remain entitled to the benefit of Clauses 16 (The Security Trustee), 20.1 (Debtors’ indemnity) and 20.3 (Primary Creditors’ indemnity). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)	The Majority Revolving Lenders (or, after the Revolving Facility Discharge Date and prior to the Senior Secured Discharge Date, the Senior Secured Trustees) may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Company.

17.2	Delegation

(a)	Each of the Security Trustee, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

17.3	Additional Security Trustees

(a)	The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Company and each of the Representatives of that appointment.

(b)	Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

18.	CHANGES TO THE PARTIES

18.1	Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Clause 18.

18.2	Change of Revolving Lender

(a)	No person who is a lender of any Revolving Creditor Liabilities made available under a Revolving Facility Agreement other than the Original Revolving Facility Agreement to any Debtor shall become a Revolving Lender unless (if not already a Party) at the same time, it accedes to this Agreement as a Revolving Lender pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

(b)	A Revolving Lender may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the relevant Revolving Facility Agreement to which it is a party; and

(ii)	any assignee or transferee has (if not already party to this Agreement as a Revolving Lender) acceded to this Agreement, as a Revolving Lender, pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking),

18.3	Change of Hedge Counterparty

A Hedge Counterparty may transfer any of its rights and benefits or obligations in respect of the Hedging Agreements to which it is a party to another Revolving Lender or an Affiliate of a Revolving Lender if such transferee has (if not already party to this Agreement as a Hedge Counterparty) accedes to this Agreement as a Hedge Counterparty pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

18.4	Change of Representative

No person shall become a Representative unless (if not already a Party) at the same time, it accedes to this Agreement as a Representative pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

18.5	Change of Intra-Group Lender

Subject to Clause 6.4 (Acquisition of Intra-Group Liabilities) and to the terms of the other Debt Documents, any Intra-Group Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Intra-Group Liabilities to another member of the Group if that member of the Group has (if not already party to this Agreement as an Intra-Group Lender) acceded to this Agreement as an Intra-Group Lender, pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

18.6	New Intra-Group Lender

If any Intra-Group Lender or any member of the Group makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with any Debtor, in an aggregate amount of EUR 2,000,000 (or its equivalent) or more, the Company will procure that the person giving that loan, granting that credit or making that other financial arrangement (if not already party to this Agreement as an Intra-Group Lender) accedes to this Agreement, as an Intra-Group Lender pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

18.7	New Ancillary Lender

If any Affiliate of a Revolving Lender becomes an Ancillary Lender in accordance with clause 9.8 {Affiliates of Lenders as Ancillary Lenders) of the Original Revolving Facility Agreement, it shall not be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to its Ancillary Facilities unless it has (if not already party to this Agreement as a Revolving Lender) acceded to this Agreement as a Revolving Lender and to any Revolving Facility Agreement as an Ancillary Lender pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

18.8	New Additional Senior Secured Creditor

(a)	No person who is a lender of any Additional Senior Secured Liabilities made available to any Debtor by way of loan shall become an Additional Senior Secured Creditor unless (if not already a Party) at the same time, it accedes to this Agreement as an Additional Senior Secured Creditor pursuant to Clause 18.9 (Creditor/Representative Accession Undertaking).

(b)	An Additional Senior Secured Creditor may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities if:

(i)	that assignment or transfer is in accordance with the terms of the relevant Additional Senior Secured Debt Instrument to which it is a party; and

(ii)	any assignee or transferee has (if not already party to this Agreement as a Revolving Lender) acceded to this Agreement as an Additional Senior Secured Creditor, pursuant to Clause 18.9 {Creditor/Representative Accession Undertaking).

18.9	Creditor/Representative Accession Undertaking

With effect from the date of acceptance by the Security Trustee and, in the case of an Affiliate of a Revolving Lender, the relevant Revolving Agent, of a Creditor/Representative Accession Undertaking duly executed and delivered to the Security Trustee by the relevant acceding party or, if later, the date specified in that Creditor/Representative Accession Undertaking:

(a)	any Party ceasing entirely to be a Creditor or Representative shall be discharged from further obligations towards the Security Trustee and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)	as from that date, the replacement or new Creditor or Representative shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity; and

(c)	any new Ancillary Lender (which is an Affiliate of a Revolving Lender) shall also become party to any relevant Revolving Facility Agreement as an Ancillary Lender and shall assume the same obligations and become entitled to the same rights as if it had been an original party to such Revolving Facility Agreement as an Ancillary Lender.

18.10	New Debtor

(a)	If any member of the Group:

(i)	incurs any Liabilities; or

(ii)	gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities,

the Debtors will procure that the person incurring those Liabilities or giving that assurance accedes to this Agreement as a Debtor, in accordance with paragraph (b) below, no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance.

(b)	With effect from the date of acceptance by the Security Trustee of a Debtor Accession Deed duly executed and delivered to the Security Trustee by the new Debtor or, if later, the date specified in the Debtor Accession Deed, the new Debtor shall assume the same obligations (subject to any limitations set out in the Debtor Accession Deed to which it is party) and become entitled to the same rights as if it had been an original Party to this Agreement as a Debtor.

18.11	Additional parties

(a)	Each of the Parties appoints the Security Trustee to receive on its behalf each Debtor Accession Deed and Creditor/Representative Accession Undertaking delivered to the Security Trustee and the Security Trustee shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by any Revolving Facility Agreement.

(b)	In the case of a Creditor/Representative Accession Undertaking delivered to the Security Trustee by any new Ancillary Lender (which is an Affiliate of a Revolving Lender):

(i)	the Security Trustee shall, as soon as practicable after signing and accepting that Creditor/Representative Accession Undertaking in accordance with paragraph (a) above, deliver that Creditor/Representative Accession Undertaking to the relevant Revolving Agent; and

(ii)	the relevant Revolving Agent shall, as soon as practicable after receipt by it, sign and accept that Creditor/Representative Accession Undertaking if it appears on its face to have been completed, executed and delivered in the form contemplated by this Agreement.

18.12 Resignation of a Debtor

(a)	Without prejudice to Clauses 8 (New Money and Refinancing) and 13.2 (Distressed Disposals), no Representative shall accept a Resignation Letter (as defined in the Revolving Facility Agreement) from a Revolving Guarantor under clause 26.5 (Resignation of a Guarantor) of the Original Revolving Facility Agreement unless each Hedge Counterparty has notified the Security Trustee that no payment is due from that Revolving Guarantor to that Hedge Counterparty under Clause 15 (Hedge Counterparty Guarantee). The Security Trustee shall, upon receiving that notification, notify such Representative.

(b)	The Company may request that a Debtor ceases to be a Debtor by delivering to the Security Trustee a Debtor Resignation Request.

(c)	The Security Trustee shall accept a Debtor Resignation Request and notify the Company and each other Party of its acceptance if:

(i)	the Company has confirmed that no Event of Default is continuing or would result from the acceptance of the Debtor Resignation Request;

(ii)	to the extent that the Revolving Facility Discharge Date has not occurred, each Revolving Agent notifies the Security Trustee that that Debtor is not, or has ceased to be, a Borrower or a Guarantor (as defined under any Revolving Facility Agreement);

(iii)	each Hedge Counterparty notifies the Security Trustee that that Debtor is under no actual or contingent obligations to that Hedge Counterparty in respect of the Hedging Liabilities;

(iv)	to the extent that the Senior Secured Discharge Date has not occurred, each Senior Secured Trustee notifies the Security Trustee that the Debtor is not, or has ceased to be a Debtor (under and as defined in the Senior Secured Documents); and

(v)	the Company confirms that that Debtor is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

(d)	Upon notification by the Security Trustee to the Company of its acceptance of the resignation of a Debtor, that member of the Group shall cease to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor.

19.	COSTS AND EXPENSES

19.1	Security Trustee’s ongoing costs

(a)	In the event of (i) an Event of Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by a Debtor or an Instructing Group or any Representative to undertake duties which the Security Trustee and the Company agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Debt Documents, the Company shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) that may be agreed between them.

(b)	If the Security Trustee and the Company fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Company or, failing approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Company) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

19.2	Transaction expenses

The Company shall, promptly on demand, pay the Security Trustee the amount of all costs and expenses (including legal fees) (together with any applicable VAT) reasonably incurred by the Security Trustee and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Debt Documents executed after the date of this Agreement.

19.3	Stamp taxes

The Company shall pay and, within three (3) Business Days of demand, indemnify the Security Trustee against any cost, loss or liability the Security Trustee incurs in relation to all stamp duty, registration and other similar Tax payable in respect of any Debt Document.

19.4	Interest on demand

If any Creditor or Debtor fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is one per cent, per annum over the rate at which the Security Trustee was being offered, by leading banks in the London interbank market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Trustee may from time to time select.

19.5	Enforcement and preservation costs

The Company shall, within three (3) Business Days of demand, pay to the Security Trustee the amount of all costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Debt Document and the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or enforcing these rights.

20.	INDEMNITIES

20.1	Debtors’ indemnity

Each Debtor shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability (other than loss of profit or to the extent incurred as a result of gross negligence or wilful misconduct) (together with any applicable VAT) incurred by any of them:

(a)	in relation to or as a result of:

(i)	any failure by the Company to comply with obligations under Clause 19 (Costs and Expenses);

(ii)	the taking, holding, protection or enforcement of the Transaction Security;

(iii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Trustee, each Receiver and each Delegate by the Debt Documents or by law; or

(iv)	any default by any Debtor or any other grantor of Transaction Security in the performance of any of the obligations expressed to be assumed by it in the Debt Documents; or

(b)	which otherwise relates to any of the Security Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 20.1 will not be prejudiced by any release or disposal under Clause 13.2 (Distressed Disposals) taking into account the operation of that Clause 13.2.

20.2	Priority of indemnity

The Security Trustee and every Receiver and Delegate may indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 20.1 (Debtors’ indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

20.3	Primary Creditors’ indemnity

(a)	Each Primary Creditor (except for any Senior Secured Trustee and except for any Senior Secured Noteholder save to the extent of any amounts payable to such Senior Secured Noteholder (or the relevant Senior Secured Trustee on its behalf) by the Security Trustee) shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Primary Creditors for the time being (or, if the Liabilities due to each of those Primary Creditors is zero, immediately prior to their being reduced to zero)), indemnify the Security Trustee and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Trustee’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) in acting as Security Trustee, Receiver or Delegate under the Debt Documents (unless the relevant Security Trustee, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document) and the Debtors shall jointly and severally indemnify each Primary Creditor against any payment made by it under this Clause 20.

(b)	For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i)	if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii)	if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

20.4	The Company’s indemnity to Primary Creditors

The Company shall promptly and as principal obligor indemnify each Primary Creditor against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of the operation of Clause 13.2 (Distressed Disposals).

21.	INFORMATION

21.1	Information and dealing

(a)	The Creditors shall provide to the Security Trustee from time to time (through their respective Representatives in the case of a Revolving Lender or a Senior Secured Noteholder) any information that the Security Trustee may reasonably specify as being necessary or desirable to enable the Security Trustee to perform its functions as trustee.

(b)	Subject to clause 33.8 (Communication when Agent is Impaired Agent) of the Original Revolving Facility Agreement each Revolving Lender and each Senior Secured Noteholder shall deal with the Security Trustee exclusively through its Representative and the Hedge Counterparties shall deal directly with the Security Trustee and shall not deal through any Agent.

(c)	No Representative shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty except as expressly provided for in, and for the purposes of, this Agreement.

21.2	Disclosure

Notwithstanding any agreement to the contrary, each of the Debtors consents, until the Final Discharge Date, to the disclosure by any of the Primary Creditors, the Agents and the Security Trustee to each other (whether or not through an Agent or the Security Trustee) of such information concerning the Debtors as any Primary Creditor, any Agent or the Security Trustee shall see fit.

21.3	Notification of prescribed events

(a)	If a Revolving Facility Default either occurs or ceases to be continuing the relevant Revolving Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Hedge Counterparty.

(b)	If a Senior Secured Default either occurs or ceases to be continuing the relevant Senior Secured Trustee shall, upon becoming aware of that occurrence or cessation, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Hedge Counterparty.

(c)	If a Revolving Acceleration Event occurs the relevant Revolving Agent shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each other Party.

(d)	If a Senior Secured Acceleration Event occurs the relevant Senior Secured Trustee shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each other Party.

(e)	If the Security Trustee enforces, or takes formal steps to enforce, any of the Transaction Security it shall notify each Party of that action.

(f)	If any Primary Creditor exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security it shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Party of that action.

(g)	If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Revolving Agent, each other Hedge Counterparty and each Senior Secured Trustee.

(h)	If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under Clause 4.9 (Permitted Enforcement: Hedge Counterparties) it shall notify the Security Trustee and the Security Trustee shall, upon receiving that notification, notify each Representative and each other Hedge Counterparty.

22.	NOTICES

22.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

22.2	Security Trustee’s communications with Revolving Lenders, Senior Secured Trustees and Hedge Counterparties

The Security Trustee shall be entitled to carry out all dealings:

(a)	with the Revolving Lenders and the Senior Secured Noteholders through their respective Representatives and may give to the Representatives, as applicable, any notice or other communication required to be given by the Security Trustee to a Revolving Lender or Senior Secured Noteholder; and

(b)	with each Hedge Counterparty directly with that Hedge Counterparty.

22.3	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a)	in the case of the Company:

Interxion Holding N.V.

Tupolevlaan 24

1119 NX Schiphol-Rijk

The Netherlands

Fax: +31 (0) 208 880 7601

Attention: D.C. Ruberg;

(b)	in the case of the Security Trustee:

Barclays Bank PLC

7th Floor

5 The North Colonnade

Canary Wharf

London E14 4BB

Fax: +44 (0)20 7773 4893

Attention: Duncan Nash;

(c)	in the case of the Original Senior Secured Trustee:

The Bank of New York Mellon, London Branch

One Canada Square

London E14 5AL

Fax: +44 (0)20 7964 2536

Attention: Trustee Administration; and

(d)	in the case of each other Party, that notified in writing to the Security Trustee on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security Trustee (or the Security Trustee may notify to the other Parties, if a change is made by the Security Trustee) by not less than five (5) Business Days’ notice.

22.4	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 22.3 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Security Trustee’s signature below (or any substitute department or officer as the Security Trustee shall specify for this purpose).

(c)	Any communication or document made or delivered to the Company in accordance with this Clause 22.4 will be deemed to have been made or delivered to each of the Debtors.

22.5	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 22.3 (Addresses) or changing its own address or fax number, the Security Trustee shall notify the other Parties.

22.6	Electronic communication

(a)	Any communication to be made between the Security Trustee and a Representative, a Revolving Lender or a Hedge Counterparty, under or in connection with this Agreement may be made by electronic mail or other electronic means, if the Security Trustee and the relevant Representative, Revolving Lender or Hedge Counterparty:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Security Trustee and a Representative, a Revolving Lender or a Hedge Counterparty will be effective only when actually received in readable form and in the case of any electronic communication made by a Revolving Lender, Hedge Counterparty or Representative to the Security Trustee only if it is addressed in such a manner as the Security Trustee shall specify for this purpose.

22.7	English language

(a)	Any notice given under or in connection with this Agreement must be in English.

(b)	All other documents provided under or in connection with this Agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

23.	PRESERVATION

23.1	Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

23.2	No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

23.3	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

23.4	Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 23.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a)	any time, waiver or consent granted to, or composition with, any Debtor, any other grantor of Transaction Security or other person;

(b)	the release of any Debtor, any other grantor of Transaction Security or any other person under the terms of any composition or arrangement with any creditor of any member of the Group or any grantor of Transaction Security;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non presentation or non observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Debtor, any other grantor of Transaction Security or other person;

(e)	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g)	any intermediate Payment of any of the Liabilities owing to the Primary Creditors in whole or in part; or

(h)	any insolvency or similar proceedings.

23.5	Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)	not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c)	secure the Liabilities owing to the Primary Creditors in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

24.	CONSENTS, AMENDMENTS AND OVERRIDE

24.1	Required consents

(a)	Subject to paragraphs (b) and (c) below and to Clause 24.4 (Exceptions), this Agreement may be amended or waived only with the consent of the Company, the Representatives and the Security Trustee.

(b)	An amendment that has the effect of changing or which relates to:

(I)	curing defects, resolving ambiguities or reflecting changes of a minor, technical or administrative nature, may be made by the Security Trustee and the Company; and

(ii)	the requirements of any person proposing to act as a Representative which are customary for persons acting in such capacity, may be made by the Security Trustee and the Company.

(c)	Subject to paragraph (b) above, if any amendment or waiver may impose new or additional obligations on a Party under this Agreement, the prior written consent of that Party is required.

24.2	Amendments and Waivers: Transaction Security Documents

(a)	Subject to paragraphs (b) and (c) below and to Clause 24.4 (Exceptions) and unless the provisions of any Debt Document expressly provide otherwise, the Security Trustee may, if authorised by an Instructing Group, and if the Company consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Transaction Security Documents which shall be binding on each Party.

(b)	Subject to paragraph (c) below and paragraph (c) of Clause 24.4 (Exceptions), the prior consent of each Representative is required to authorise any amendment or waiver of, or consent under, any Transaction Security Document which would affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed.

(c)	The prior consent of the Revolving Agent only is required to authorise any amendment or waiver of, or consent under, any Transaction Security Document that is entered into only for the benefit of the Super Senior Creditors (or any of them).

24.3	Effectiveness

Any amendment, waiver or consent given in accordance with this Clause 24 will be binding on all Parties and the Security Trustee may effect, on behalf of any Creditor, any amendment, waiver or consent permitted by this Clause 24.

24.4	Exceptions

(a)	Subject to paragraph (c) below, if the amendment, waiver or consent may impose new or additional obligations on or withdraw or reduce the rights of any Party other than:

(i)	in the case of a Primary Creditor, in a way which affects or would affect Primary Creditors of that Party’s class generally; or

(ii)	in the case of a Debtor, to the extent consented to by the Company under paragraph (a) of Clause 24.2 (Amendments and Waivers: Transaction Security Documents),

the consent of that Party is required.

(b)	Subject to paragraph (c) below, an amendment, waiver or consent which relates to the rights or obligations of a Representative, the Security Trustee (including, without limitation, any ability of the Security Trustee to act in its discretion under this Agreement) or a Hedge Counterparty may not be effected without the consent of that Representative or, as the case may be, the Security Trustee or that Hedge Counterparty.

(c)	Neither paragraph (a) nor (b) above, nor paragraph (b) of Clause 24.2 (Amendments and Waivers: Transaction Security Documents) shall apply:

(i)	to any release of Transaction Security, claim or Liabilities; or

(ii)	to any consent,

which, in each case, the Security Trustee gives in accordance with Clause 13 (Proceeds of Disposals).

24.5	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment:

(i)	in ascertaining:

(A)	the Majority Revolving Lenders, the Majority Super Senior Creditors or the Majority Senior Creditors; or

(B)	whether:

(1)	any relevant percentage (including, for the avoidance of doubt, unanimity) of Super Senior Credit Participations or (as applicable) Senior Credit Participations; or

(2)	the agreement of any specified group of Primary Creditors,

has been obtained to approve any request for a Consent or to carry any other vote or approve any action under this Agreement,

that Defaulting Lender’s Revolving Commitments will be reduced by the amount of its Available Commitments and, to the extent that that reduction results in that Defaulting Lender’s Revolving Commitments being zero, that Defaulting Lender shall be deemed not to be a Revolving Lender.

(b)	For the purposes of this Clause 24.5, the Security Trustee may assume that the following Creditors are Defaulting Lenders:

(i)	any Revolving Lender which has notified the Security Trustee that it has become a Defaulting Lender;

(ii)	any Revolving Lender to the extent that the relevant Revolving Agent has notified the Security Trustee that that Revolving is a Defaulting Lender; and

(iii)	any Revolving Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” in the Revolving Facility Agreement has occurred, unless it has received notice to the contrary from the Revolving Lender concerned (together with any supporting evidence reasonably requested by the Security Trustee) or the Security Trustee is otherwise aware that the Revolving Lender has ceased to be a Defaulting Lender.

24.6	Calculation of Super Senior Credit Participations and Senior Credit Participations

For the purpose of ascertaining whether any relevant percentage of Super Senior Credit Participations or Senior Credit Participations has been obtained under this Agreement, the Security Trustee may notionally convert the Super Senior Credit Participations or (as applicable) Senior Credit Participations into their Common Currency Amounts.

24.7	Deemed consent

If, at any time prior to the Super Senior Discharge Date, the Revolving Lenders give a Consent in respect of the Revolving Facility Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders will (or will be deemed to):

(a)	give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(b)	do anything (including executing any document) that the Revolving Lenders may reasonably require to give effect to paragraph (a) of this Clause 24.7.

24.8	Excluded consents

Clause 24.7 (Deemed consent) does not apply to any Consent which has the effect of:

(a)	increasing or decreasing the Liabilities;

(b)	changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments);

(c)	changing the terms of this Agreement or of any Security Document.

24.9	No liability

None of the Revolving Lenders nor any Revolving Agent will be liable to any other Creditor or Debtor for any Consent given or deemed to be given under this Clause 24.

24.10	Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary provided however, that nothing herein shall override any consent rights of any member of the Group arising under a Revolving Facility Document with respect to such Revolving Facility Document or a Senior Secured Document with respect to such Senior Secured Document.

25.	SENIOR SECURED TRUSTEES

25.1	Liability

(a)

It is expressly understood and agreed by each Party that this Agreement is executed and delivered by any Senior Secured Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the Senior Secured Documents for and on behalf of the Senior Secured Noteholders, and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets. Prior to taking any action under this Agreement any Senior Secured Trustee may request and rely upon an opinion of counsel or opinion of another qualified expert, at the expense of the Company.

(b)	Notwithstanding any other provision of this Agreement, each Senior Secured Trustee’s respective obligations hereunder (if any) to make any payment or repayment (however described) of any amount or to hold any amount on trust shall be only to make payment or repayment (however described) of such amount to or hold any such amount on trust to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has received and has not distributed to the relevant recipient any such amount.

(c)	It is further understood by each Party that in no case shall any Senior Secured Trustee be (i) personally responsible or accountable in damages or otherwise to any other Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by any Senior Secured Trustee in good faith in accordance with this Agreement or any of the Debt Documents in a manner such Senior Secured Trustee believed to be within the scope of the authority conferred on it by this Agreement or any of the Debt Documents or by law, or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party, all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party; provided that, in the case of sub paragraphs (i) and (ii) above, each Senior Secured Trustee (or any successor Senior Secured Trustee) shall be personally liable under this Agreement for its own gross negligence or wilful misconduct. Notwithstanding any other provisions of this Agreement or any other Senior Secured Document to which the Senior Secured Trustee is a party to, in no event shall the Senior Secured Trustee be liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including but not limited to lost profits) whether or not foreseeable even if the Senior Secured Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

(d)	It is also acknowledged that no Senior Secured Trustee shall have any responsibility for the actions of any individual Senior Secured Noteholder.

25.2	No Fiduciary Duty

No Senior Secured Trustee shall be deemed to owe any fiduciary duty to any Creditor (each a “Third Party” and collectively, the “Third Parties”) (save in respect of such persons for whom it acts as trustee pursuant to the relevant Senior Secured Indenture) and shall not be personally liable to any Third Party if it shall in good faith mistakenly pay over or distribute to any Third Party or to any other person cash, property or securities to which any other Third Party shall be entitled by virtue of this Agreement or otherwise save to the extent that the same results from its negligence or wilful misconduct. With respect to any Third Party, each Senior Secured Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Debt Documents and this Agreement and no implied agreement, covenants or obligations with respect to the other Third Parties shall be read into this Agreement against any Senior Secured Trustee.

25.3	No Action

No Senior Secured Trustee shall have any obligation to take any action under this Agreement unless it is indemnified or secured to its satisfaction (whether by way of payment in advance or otherwise) in accordance with the terms of the relevant Senior Secured Indenture provided that this shall not affect any obligation arising under this Agreement to turnover monies received by it. No Senior Secured Trustee is required to indemnify any person whether or not a Party, in respect of any of the transactions contemplated by this Agreement.

25.4	Other Parties Not Affected

This Clause 25 is intended to afford protection to each Senior Secured Trustee only. No provision of this Clause 25 shall alter or change the rights and obligations as between the other parties to this Agreement in respect of each other.

25.5	Notices

(a)	Each Senior Secured Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any other Representative or the Security Trustee pursuant to the terms of this Agreement without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by the relevant Representative or the Security Trustee and shall not be, in any circumstances, held liable for so relying.

(b)	In acting under and in accordance with this Agreement and without prejudice to its obligations under this Agreement, each Senior Secured Trustee is entitled to seek instructions from the Senior Secured Noteholders, at any time, and where it so acts on the instructions of the requisite percentage of the Senior Secured Noteholders, such Senior Secured Trustee shall not incur any liability to any person for so acting, other than in accordance with the relevant Senior Secured Indenture.

25.6	Trustee Liabilities

Subject to Clause 14.1 (Order of application), no provision of this Agreement shall alter or otherwise affect the rights and obligations of any Debtor to make payments in respect of the Senior Secured Trustee Liabilities as and when the same are due and payable and receipt and retention by any Senior Secured Trustee of the same or taking of any step or action by any Senior Secured Trustee in respect of its rights under the Senior Secured Documents to the same.

25.7	Provisions survive Termination

The provisions of this Clause 25 shall survive the termination of this Agreement.

25.8	Resignation

Any Senior Secured Trustee may resign or be removed in accordance with the terms of the Senior Secured Note Indenture provided that a replacement Senior Secured Trustee agrees with the Parties to become the replacement Senior Secured Trustee under this Agreement in accordance with Clause 18.4 (Change of Representative).

25.9	Reliance and Information

Any Senior Secured Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person. Each Creditor confirms that it has not relied exclusively on any information provided to it by any Senior Secured Trustee. No Senior Secured Trustee is obliged to check the adequacy, accuracy or completeness of any document it forwards to another Party.

25.10  Trustee division separate

(a)	In acting as trustee for Senior Secured Noteholders, a Senior Secured Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)	If information is received by another division or department of any Senior Secured Trustee, it may be treated as confidential to that division or department and that Senior Secured Trustee shall not be deemed to have notice of it.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

27.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law save in relation to Clause 16.4 (Appointment as agent and administrator in relation to German Security Interests) and Clause 16.2 (Parallel Debt) which, to the extent relating to German Security Interests, are governed by and shall be construed in accordance with the laws of the Federal Republic of Germany, in relation to Clause 16.6 (French Security) which is governed and shall be construed in accordance with French law and in relation to Clause 16.7 (Appointment of the Security Trustee in relation to Belgian Security Documents) which is governed and shall be construed in accordance with Belgian law.

28.	ENFORCEMENT

28.1	Jurisdiction

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 28.1 is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

28.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law:

(i)	each Debtor (unless incorporated in England and Wales):

(A)	irrevocably appoints Interxion Carrier Hotel Ltd. as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement and Interxion Carrier Hotel Ltd., by its execution of this Agreement, accepts that appointment; and

(B)	agrees that failure by a process agent to notify the relevant Debtor of the process will not invalidate the proceedings concerned;

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Company (in the case of an agent for service of process for a Debtor), must immediately (and in any event within three days of such event taking place) inform the Security Trustee and the Representatives and appoint another agent on terms acceptable to each Revolving Agent or, after the Super Senior Discharge Date, each Senior Secured Trustee. Failing this, the Revolving Agents or, after the Super Senior Discharge Date, the Senior Secured Trustees may appoint another agent for this purpose.

(c)	Each Debtor not incorporated in England and Wales expressly agrees and consents to the provisions of this Clause 28 and Clause 27 (Governing Law).

29.	SPECIAL PROVISIONS REGARDING ENFORCEMENT UNDER THE LAWS OF SPAIN

29.1	Security Trustee accounting

For the purposes of the Debt Documents (including the guarantees under this Agreement or the Revolving Facility Agreement), the Security Trustee, in its capacity as such, shall open and maintain in its book a special credit account for each creditor party under a Debt Document (a “Creditor Party”). In each of such accounts the Security Trustee shall debit the amounts owed by a Debtor to a Creditor Party, including the interest, fees, expenses, default interest, additional costs and any other amounts that are payable by a Debtor pursuant to a Debt Document. Likewise, all amounts received by the Security Trustee from a Debtor pursuant a Debt Document shall be credited in that account, so that the sum of the balance of the credit account represents the amount owed by a Debtor to a Creditor Party at any time.

29.2	Individual account of each Creditor Party

In addition to the special unified account referred to in Clause 29.1 above, each Creditor Party shall open and maintain in its books a special credit account from which the interest, fees, expenses, default interest, additional costs and any other amounts that a Debtor owes to such Creditor Party hereunder shall be debited and in which all amounts received by the Creditor Party from the Debtor under the relevant Debt Document shall be credited.

29.3	Determination of balance due in the event of enforcement before the Spanish courts

In the event of enforcement of a Debt Document (including the guarantees under this Agreement or the Revolving Facility Agreement) before the Spanish courts, the Security Trustee shall settle the credit accounts referred to above in Clauses 29.1 (Security Trustee accounting) and 29.2 (Individual account of each Creditor Party). It is expressly agreed for purposes of enforceability via judicial or out-of-court methods pursuant to Spanish Law, that the balance due from the accounts referred to in this Clauses 29.1 (Security Trustee accounting) and 29.2 (Individual account of each Creditor Party) resulting from the certificate issued for such purpose by the Security Trustee shall be deemed a liquid, due and payable amount enforceable against a Debtor, provided that it is evidenced in a notarial document that the settlement was made in the form agreed to by the parties in the enforceable instrument documenting this Agreement (titulo ejecutivo) and that the balance due matches with the balance that appears in the corresponding open account of the Creditor Party in connection to the relevant Debt Document.

The Security Trustee shall previously notify the Debtor of the amount due as a result of the settlement.

29.4	Enforcement before the Spanish courts

In the event that a Creditor Party decides, for the purposes of the enforcement of a Debt Document (that has been raised to the status of public document in Spain) before the Spanish courts, to commence the ordinary enforcement proceeding set forth in Articles 517, et seq., of the Law of Civil Procedure (Ley de Enjuciamiento Civil), the Parties expressly agree for purposes of Article 571, et seq., of such

Law of Civil Procedure that the settlement to determine the summarily enforceable debt be made by the Security Trustee. Therefore, the following will be sufficient for the commencement of the summary proceedings: (i) the notarial deed (escritura de elevacioń a público) evidencing this Agreement (or the relevant Debt Document that has been raised to the status of public document in Spain); (ii) a certificate, issued by the Security Trustee, of the debt for which the Debtor is liable, as well as the extract of the debit and credit entries and the entries corresponding to the application of interest that determines the actual balance for which enforcement is requested and the document providing evidence (documento fehaciente) that the settlement of the debt has been carried out in the form agreed to in this Agreement; and (iii) a notarial document providing evidence of the prior notice to the Debtor of the amount due as a result of the settlement.

The Debtor shall bear all taxes, expenses and duties accruing or that are incurred on by reason of the notarial instruments referred to in the previous paragraph.

29.5	Public deed

This Agreement has been executed in a private document. Each Party shall be entitled to request to the other the formalisation of this Agreement and/or a Debt Document into a public deed before a Spanish Notary Public at any moment. The Company shall bear all costs and expenses relating to such formalisation. The public deed by which this Agreement is raised to the status of public document will confirm in Spanish the guarantee granted by a Spanish Debtor under Clause 15 (Hedge Counterparty guarantee) of this Agreement and the appointment of the Security Trustee under Clause 16.5 (Appointment as agent and administrator in relation to Spanish Security Interests).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Intra-Group Lenders and the Debtors and is intended to be and is delivered by them as a deed on the date specified above.

SCHEDULE 1

THE REVOLVING LENDERS

Name of Revolving Lender

Citibank N. A., London Branch

Bank of America, N.A. (London Branch)

Barclays Bank PLC

Fortis Bank (Nederland) N.V.

Credit Suisse AG, London Branch

Jefferies Finance LLC

SCHEDULE 2

THE INTRA-GROUP LENDERS AND DEBTORS

Part 1 - The Intra-Group Lenders

Company Name	Place of Incorporation/Registration	Registration Number

Interxion Holding N.V.	Netherlands	33301892

Interxion Nederland BV	Netherlands	34116837

Interxion HeadQuarters BV	Netherlands	34128125

Interxion Belgium NV	Belgium	RPR Brussels 0471.625.579

Interxion Danmark ApS	Denmark	CVR No. 2514 7022

Interxion Carrier Hotel Ltd	England	03753969

Interxion France Sarl	France	423 945 799 RCS Bobigny

Interxion Deutschland GmbH	Germany	HRB 47103, commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main

Interxion Ireland Limited	Republic of Ireland	321944

Interxion Espańa SL	Spain	CIF B82517731 (registered with the Commercial Registry of Madrid in volume 14952, section 8, book 0, page M-249071)

Part 2 - The Debtors

Company Name	Place of Incorporation/Registration	Registration Number

Interxion Holding N.V.	Netherlands	33301892

Interxion Nederland BV	Netherlands	34116837

Interxion HeadQuarters BV	Netherlands	34128125

Interxion Belgium NV	Belgium	RPR Brussels 0471.625.579

Interxion Danmark ApS	Denmark	CVR No. 2514 7022

Interxion Carrier Hotel Ltd	England	03753969

Interxion France Sarl	France	423 945 799 RCS Bobigny

Interxion Deutschland GmbH	Germany	HRB 47103, commercial register (Handelsregister) of the local court (Amtsgericht) of Frankfurt am Main

Interxion Ireland Limited	Republic of Ireland	321944

Interxion España SL	Spain	CIF B82517731 (registered with the Commercial Registry of Madrid in volume 14952, section 8, book 0, page M-249071)

SCHEDULE 3

FORM OF DEBTOR ACCESSION DEED

THIS AGREEMENT is made on [            ] and made between:

(1)	[Insert Full Name of New Debtor] (the “Acceding Debtor”); and

(2)	[Insert Full Name of Current Security Trustee] (the “Security Trustee”), for itself and each of the other parties to the intercreditor agreement referred to below.

This agreement is made on [date] by the Acceding Debtor in relation to an intercreditor agreement (the “Intercreditor Agreement”) dated [         ] between, amongst others, [         ] as security agent, [         ] as Revolving Agent, the Creditors and the Debtors (each as defined in the Intercreditor Agreement).

The Acceding Debtor intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

IT IS AGREED as follows:

29.6	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

29.7	The Acceding Debtor and the Security Trustee agree that the Security Trustee shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and][1]

(iii)	all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Trustee as trustee for the Secured Parties, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

29.8	The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement subject to the following limitations:

[                ]

29.9	[In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the

[1]	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Trustee as trustee for the Secured Parties.

Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].2

29.10

[This Accession Agreement Letter will be formalised in a Spanish Public Document at the cost of the Company, so that it may have the status of a public document and for all purposes contemplated in Article 517, number 4 of the Spanish Civil Procedural Law (Law 1/2000 of 7th January) (Ley de Enjuiciamiento Civil). The public deed raising this Accession Document to the status of public document must reproduce in Spanish the clause 29 of the Agreement (Special Provisions regarding enforcement under the Laws of Spain), the confirmation of the personal guarantee granted by a Spanish Debtor under Clause 15 (Hedge Counterparty Guarantee) of this Agreement and the granting of authority by the Secured Parties to the Security Trustee under Clause 16.5 (Appointment as agent and administrator in relation to Spanish Security Interests)][3]

[6]/[7] This Agreement and any non-contractual obligations arising out of or in connection with it are is governed by, English law.

THIS AGREEMENT has been signed on behalf of the Security Trustee and executed as a deed by the Acceding Debtor and is delivered on the date stated above.

The Acceding Debtor

[EXECUTED AS A DEED	)
By: [Full Name of Acceding Debtor]	)

Director

Director/Secretary

OR

[EXECUTED AS A DEED	)
By: [Full Name of Acceding Debtor]	)

Signature of Director

Name of Director

[2]	Include this paragraph in the relevant Debtor Accession Deed if the Acceding Debtor is also to accede as an Intra-Group Lender to the Intercreditor Agreement.
[3]	Include this paragraph if the Acceding Debtor is a company incorporated under the laws of Spain.

in the presence of

Signature of witness

Name of witness

Address of witness

Occupation of witness]

Address for notices:

Address:

Fax:

The Security Trustee

[Full Name of Current Security Trustee]

By:

Date:

SCHEDULE 4

FORM OF CREDITOR/REPRESENTATIVE ACCESSION UNDERTAKING

To:	[Insert full name of current Security Trustee] for itself and each of the other parties to the Intercreditor Agreement referred to below.

[To:	[Insert full name of current Revolving Agent] as Revolving Agent.][4]

From:	[Acceding Creditor/Representative]

THIS UNDERTAKING is made on [date] by [insert full name of new Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Revolving Agent/Senior Secured Trustee/Intra-Group Lender]] (the “Acceding [Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Revolving Agent/Senior Secured Trustee/Intra-Group Lender]”) in relation to the intercreditor agreement (the “Intercreditor Agreement”) dated [•] between, among others, [INSERT NAME OF SECURITY TRUSTEE] as security agent, [INSERT NAME OF REVOLVING AGENT] as Revolving Agent, the Creditors and the Debtors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Revolving Agent/Senior Secured Trustee/Intra-Group Lender] being accepted as a [Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Intra-Group Lender/Revolving Agent/Senior Secured Trustee] for the purposes of the Intercreditor Agreement, the Acceding [Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Revolving Agent/Senior Secured Trustee/Intra-Group Lender] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Revolving Agent/Senior Secured Trustee/Intra-Group Lender] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Revolving Lender/Additional Senior Secured Creditor/Hedge Counterparty/Revolving Agent/Senior Secured Trustee/Intra-Group Lender] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[The Acceding Lender is an Affiliate of a Revolving Lender and has become a provider of an Ancillary Facility. In consideration of the Acceding Lender being accepted as an Ancillary Lender for the purposes of any Revolving Facility Agreement, the Acceding Lender confirms, for the benefit of the parties to any Revolving Facility Agreement, that, as from [date], it intends to be party to any Revolving Facility Agreement as an Ancillary Lender, and undertakes to perform all the obligations expressed in the Revolving Facility Agreement to be assumed by a Finance Party and agrees that it shall be bound by all the provisions of any Revolving Facility Agreement, as if it had been an original party to any Revolving Facility Agreement as an Ancillary Lender.]

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Creditor, if it is acceding as an Intra-Group Lender and is delivered on the date stated above].

Acceding [Creditor/Representative]

[EXECUTED as a DEED]

[insert full name of Acceding

Creditor/Representative]

[4]	Include only in the case of an Ancillary Lender which is an Affiliate of a Revolving Lender.

By:

Address:

Fax:

Accepted by the Security Trustee	[Accepted by the Revolving Agent]

for and on behalf of	for and on behalf of

[Insert full name of current Security Trustee]	[Insert full name of Revolving Agent]

Date:	Date:][5]

[5]	Include only in the case of an Ancillary Lender which is an Affiliate of a Revolving Lender.

SCHEDULE 5

FORM OF DEBTOR RESIGNATION REQUEST

To:	[ ] as Security Trustee

From:	[resigning Debtor] and [the Company]

Dated:

Dear Sirs

[Company] - [•] Intercreditor Agreement

dated [•] (the “Intercreditor Agreement”)

29.11	We refer to the Intercreditor Agreement. This is a Debtor Resignation Request. Terms defined in the Intercreditor Agreement have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

29.12	Pursuant to Clause [18.12] (Resignation of a Debtor) of the Intercreditor Agreement we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

29.13	We confirm that:

(i)	no Event of Default is continuing or would result from the acceptance of this request; and

(ii)	[resigning Debtor] is under no actual or contingent obligations in respect of the Intra-Group Liabilities.

29.14	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Company]	[resigning Debtor]

By:	By:

SCHEDULE 6

SENIOR SECURED PARAMETERS

Issuer:	The Company

Redemption Date:	Not earlier than the final scheduled maturity date for the Original Senior Secured Notes

Guarantees and Security:	As set out in Clause 5.2 (Security: Senior Secured Creditors)

SCHEDULE 7

TRANSACTION SECURITY DOCUMENTS

1.	Transaction Security Documents

(a)	The following share security:

(i)	a share pledge agreement in relation to the shares in Interxion HeadQuarters B.V. made between Interxion Holding N.V. as pledgor and the Security Trustee;

(ii)	a share pledge agreement in relation to the shares in Interxion Nederland B.V. made between Interxion Holding N.V. as pledgor and the Security Trustee;

(iii)	a share pledge agreement in relation to the shares in Interxion France SARL made between Interxion Holding N.V. as pledgor and the Security Trustee;

(iv)	a share pledge agreement in relation to the shares in Interxion Deutschland GmbH made between Interxion Holding N.V. as pledgor and the Security Trustee;

(v)	a notarised deed of share pledge agreement in relation to the shares in Interxion España S.L. made between Interxion Holding N.V. as pledgor and the Security Trustee;

(vi)	a share charge agreement in relation to the shares in Interxion Carrier Hotel Limited made between Interxion Holding N.V. as pledgor and the Security Trustee;

(vii)	a share pledge agreement in relation to the shares in Interxion Belgium N.V. made between Interxion Holding N.V. as pledgor and the Security Trustee;

(viii)	a share charge agreement in relation to the shares in Interxion Ireland Limited made between Interxion Holding N.V. as chargor and the Security Trustee; and

(ix)	a share pledge agreement in relation to the shares in Interxion Danmark ApS made between Interxion Holding N.V. as pledgor, the secured parties listed therein and the Security Trustee.

(b)	Security granted to the Security Trustee by the Company and each other Debtor over its rights in respect of any inter-company loan receivables owed to it by any member of the Group.

(c)	Security granted to the Security Trustee by the Company and each other Debtor over all its banks accounts other than any bank account that is a blocked account with a bank that has provided a guarantee or other assurance against loss on behalf of a Debtor in respect of rental lease, supplier or stock payments including those bank accounts listed in schedule 16 (Continuing Security) of the Original Revolving Facility Agreement.

2.	Where relevant in a particular jurisdiction the Transaction Security referred to in paragraph 1 above shall be granted to the Security Trustee and the other Secured Parties listed in the relevant Transaction Security Document.

SIGNATURES

THE COMPANY

EXECUTED AS A DEED

By: INTERXION HOLDING NV

as the Company

/s/ David C Ruberg	Signature of Director
David C Ruberg	Name of Director

in the presence of

/s/ Maarten Overmars	Signature of witness
Maarten Overmars	Name of witness

Carolina Mac Gillavrylaan 1472
1098 XD Amsterdam
The Netherlands	Address of witness
Trainee Lawyer	Occupation of witness

THE DEBTORS AND INTRA-GROUP LENDERS

EXECUTED AS A DEED

By: INTERXION HOLDING NV

as Debtor and Intra-Group Lender

/s/ David C Ruberg	Signature of Director
David C Ruberg	Name of Director

in the presence of

/s/ Maarten Overmars	Signature of witness
Maarten Overmars	Name of witness

Carolina Mac Gillavrylaan 1472
1098 XD Amsterdam
The Netherlands	Address of witness
Trainee Lawyer	Occupation of witness

EXECUTED AS A DEED

By: INTERXION HEADQUARTERS BV

as Debtor and Intra-Group Lender

/s/ David C Ruberg	Signature of Director
David C Ruberg	Name of Director

in the presence of

/s/ Maarten Overmars	Signature of witness
Maarten Overmars	Name of witness

Carolina Mac Gillavrylaan 1472
1098 XD Amsterdam
The Netherlands	Address of witness
Trainee Lawyer	Occupation of witness

EXECUTED AS A DEED

By: INTERXION NEDERLAND BV

as Debtor and Intra-Group Lender

/s/ David C Ruberg	Signature of Director
David C Ruberg	Name of Director

in the presence of

/s/ Maarten Overmars	Signature of witness
Maarten Overmars	Name of witness

Carolina Mac Gillavrylaan 1472
1098 XD Amsterdam
The Netherlands	Address of witness
Trainee Lawyer	Occupation of witness

EXECUTED AS A DEED

By: INTERXION BELGIUM NV

as Debtor and Intra-Group Lender

/s/ Jaap Camman	Signature of Director
Jaap Camman	Name of Director

in the presence of

/s/ L. Ashworth	Signature of witness
L. Ashworth	Name of witness

Linklaters LLP
WTC Amsterdam,
Zuidpein 180, 1077XV
Amsterdam, The Netherlands	Address of witness
Solicitor (England & Wales)	Occupation of witness

EXECUTED AS A DEED

By: INTERXION DANMARK ApS

as Debtor and Intra-Group Lender

/s/ Jaap Camman	Signature of Director
Jaap Camman	Name of Director

in the presence of

/s/ L. Ashworth	Signature of witness
L. Ashworth	Name of witness

Linklaters LLP,
WTC Amsterdam
Zuidpein 180, 1077XV,
Amsterdam, The Netherlands	Address of witness
Solicitor (England & Wales)	Occupation of witness

EXECUTED AS A DEED

By: INTERXION CARRIER HOTEL LIMITED

as Debtor and Intra-Group Lender

/s/ Brad Anthony	Signature of Director
Brad Anthony	Name of Director

in the presence of

/s/ Gillian McNally	Signature of witness
Gillian McNally	Name of witness

Arthur Cox Solicitors
Earlsfort Centre
Earlsfort Terrace, D2	Address of witness
Trainee Solicitors	Occupation of witness

EXECUTED AS A DEED

By:	INTERXION FRANCE SARL

as Debtor and Intra-Group Lender

/s/ Fabrice Coquio	Signature of Director
Fabrice Coquio	Name of Director
in the presence of

/s/ Eric Fiszelson	Signature of witness
Eric Fiszelson	Name of witness

75012 Paris
France	Address of witness
Occupation of witness

EXECUTED AS A DEED

By:	INTERXION DEUTSCHLAND GMBH
as Debtor and Intra-Group Lender

/s/ Brad Anthony Foy	Signature of Director
Brad Anthony Foy	Name of Director
in the presence of

/s/ Gillian McNally	Signature of witness
Gillian McNally	Name of witness
Arthur Cox Solicitors
Earlsfort Centre
Earlsfort Terrace
Dublin 2	Address of witness
Trainee Solicitor	Occupation of witness

EXECUTED AS A DEED

1NTERXION IRELAND LIMITED

as Debtor and Intra-Group Lender

Present when the Common Seal

of INTERXION IRELAND LIMITED

was affixed hereto in the presence of:

/s/
Director

/s/
Director / Secretary

Signature of witness:	/s/ Ruth Lonergan

Name of witness:	Ruth Lonergan

Address of witness:	Earlsfort Terrace

Dublin 2

Occupation of witness:	Solicitor

EXECUTED AS A DEED

By: INTERXION ESPANA S.L.

       as Debtor and Intra-Group Lender

/s/ Robert Assink	Signature of Director
Robert Assink	Name of Director

in the presence of

/s/ M.J. Monzon Ruz, Sylvia Helena Cicala Kellner	Signature of witness

(1) M.J. Monzon Ruz	Name of witness
(2) Sylvia Helena Cicala Kellner
Address of witness
(1) Office Manager	Occupation of witness
(2) Sales Support

THE SECURITY TRUSTEE BARCLAYS BANK PLC as Security Trustee

By:	/s/

THE ORIGINAL SENIOR SECURED TRUSTEE THE BANK OF NEW YORK MELLON, LONDON BRANCH as Original Senior Secured Trustee

By:	/s/ Marco Thuo
Marco Thuo
Vice President

THE REVOLVING AGENT BARCLAYS BANK PLC as Revolving Agent

By:	/s/

THE REVOLVING LENDERS CITIBANK N.A., LONDON BRANCH as Revolving Lender

By:	/s/

BANK OF AMERICA, N.A. (LONDON BRANCH) as Revolving Lender

By:	/s/ K. Davey

BARCLAYS BANK PLC
as Revolving Lender

By:	/s/

FORTIS BANK (NEDERLAND) N.V. as Revolving Lender

By:	/s/ J. de Vries	/s/ I.L.F. Kalthoff
	J. de Vries	I.L.F. Kalthoff

CREDIT SUISSE AG, LONDON BRANCH as Revolving Lender

By:	/s/ Paul Kelly	/s/ Phillip Tamplin
	Managing Director	Director

JEFFERIES FINANCE LLC as Revolving Lender

By:	/s/ E.J. Hess
Managing Director

THE ORIGINAL HEDGE COUNTERPARTY

BARCLAYS BANK PLC

as Hedge Counterparty

By:	/s/